EXHIBIT A-1 to
                             Note Purchase Agreement

                 FORM OF LEASED AIRCRAFT PARTICIPATION AGREEMENT

================================================================================

                             PARTICIPATION AGREEMENT
                               Dated as of _______


                                      Among


                                ATLAS AIR, INC.,
                                     Lessee,


                                [              ],
                               Owner Participant,


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                         Not in its individual capacity
                      except as expressly provided herein,
                           but solely as Owner Trustee

                                       and


                            WILMINGTON TRUST COMPANY,
                         Not in its individual capacity
                      except as expressly provided herein,
                     but solely as Mortgagee under the Trust
                    Indenture, Subordination Agent under the
                Intercreditor Agreement and Pass Through Trustee
                 under each of the Pass Through Trust Agreements

                          ----------------------------

                       One Boeing Model 747-47UF Aircraft
                       Bearing Manufacturer's Serial No.
                        and U.S. Registration No. ______


================================================================================

                                TABLE OF CONTENTS


                                                                            Page

SECTION 1. DEFINITIONS AND CONSTRUCTION.......................................2

SECTION 2. PARTICIPATION IN LESSOR'S COST; ISSUANCE OF EQUIPMENT
             NOTES; TERMINATION OF OBLIGATION TO PARTICIPATE .................3
      2.1  Participation in Lessor's Cost.....................................3
      2.2  Nature of Obligations of Participants..............................3
      2.3  Termination of Obligation to Participate...........................3

SECTION 3. COMMITMENT TO LEASE AIRCRAFT.......................................4

SECTION 4. PROCEDURE FOR PARTICIPATION IN PAYMENT OF LESSOR'S COST;
            POSTPONEMENT OF SCHEDULED DELIVERY DATE ..........................4
      4.1  Notices of Scheduled Delivery Date.................................4
      4.2  Payment of Lessor's Cost...........................................4
      4.3  Postponement of Scheduled Delivery Date............................5
      4.4  Closing ...........................................................6

SECTION 5. CONDITIONS PRECEDENT...............................................6
      5.1  Conditions Precedent to Obligations of Participants................6
      5.2  Conditions Precedent to Obligations of Owner Trustee..............14
      5.3  Conditions Precedent to Obligations of Mortgagee..................15
      5.4  Conditions Precedent to Obligations of Lessee.....................15
      5.5  Post-Registration Opinion.........................................16

SECTION 6. REPRESENTATIONS AND WARRANTIES....................................17
      6.1  Lessee's Representations and Warranties...........................17
      6.2  Owner Participant's Representations and Warranties................21
      6.3  First Security's Representations and Warranties...................24
      6.4  WTC's Representations and Warranties..............................27

SECTION 7. COVENANTS, UNDERTAKINGS AND AGREEMENTS............................31
      7.1  Covenants of Lessee...............................................31
      7.2  Covenants of Owner Participant....................................33
      7.3  Covenants of First Security and Owner Trustee.....................36
      7.4  Covenants of WTC..................................................38
      7.5  Covenants of Note Holders.........................................40
      7.6  Agreements .......................................................41

                                                                            Page

SECTION 8. CONFIDENTIALITY...................................................49

SECTION 9. INDEMNIFICATION AND EXPENSES......................................50
      9.1  General Indemnity.................................................50
      9.2  Expenses .........................................................58
      9.3  General Tax Indemnity.............................................59
      9.4  Payments .........................................................72
      9.5  Interest .........................................................72
      9.6  Benefit of Indemnities............................................72

SECTION 10. ASSIGNMENT OR TRANSFER OF INTERESTS..............................73
      10.1  Participants, Owner Trustee and Note Holders.....................73
      10.2  Effect of Transfer...............................................78

SECTION 11  REFUNDING AND CERTAIN OTHER MATTERS..............................79
      11.1  Refunding Generally..............................................79
      11.2  Limitations on Obligation to Refund..............................81
      11.3  Execution of Certain Documents...................................81
      11.4  ERISA .......................................................... 81
      11.5  Consent to Optional Redemptions..................................82

SECTION 12. SECTION 1110 ....................................................82

SECTION 13  CHANGE OF CITIZENSHIP............................................82
      13.1  Generally .......................................................82
      13.2  Owner Participant................................................83
      13.3  Owner Trustee....................................................83
      13.4  Mortgagee .......................................................83

SECTION 14. CONCERNING OWNER TRUSTEE.........................................84

SECTION 15. MISCELLANEOUS ...................................................84
      15.1  Amendments ......................................................84
      15.2  Severability ....................................................85
      15.3  Survival ........................................................85
      15.4  Reproduction of Documents........................................85
      15.5  Counterparts ....................................................86
      15.6  No Waiver .......................................................86
      15.7  Notices ........................................................ 86
      15.8  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.................87
      15.9  Third-Party Beneficiary..........................................88
      15.10  Entire Agreement................................................88
      15.11  Further Assurances..............................................88

ANNEX, SCHEDULES AND EXHIBITS

ANNEX A             -    Definitions

SCHEDULE 1    -    Accounts; Addresses
SCHEDULE 2    -    Commitments
SCHEDULE 3    -    Certain Terms

EXHIBIT A     -    Opinion of special counsel to Lessee
EXHIBIT B     -    Opinion of corporate counsel to Lessee
EXHIBIT C     -    Opinion of corporate counsel to Airframe Manufacturer
EXHIBIT D     -    Opinion of special counsel to Owner Trustee
EXHIBIT E     -    Opinion of special counsel to Mortgagee and the
                      Loan Participants
EXHIBIT F     -    Opinion of special counsel to Owner
                      Participant

EXHIBIT G-1- Opinion of special counsel in Oklahoma City, Oklahoma EXHIBIT G-2-Opinion of special counsel in Oklahoma City, Oklahoma EXHIBIT H - Form of Assignment and Assumption Agreement EXHIBIT I - Form of Opinion EXHIBIT J - Form of Guaranty Agreement

                             PARTICIPATION AGREEMENT


     PARTICIPATION AGREEMENT, dated as of , (this "Agreement"), among (a) ATLAS AIR, INC., a Delaware corporation ("Lessee"), (b) [ ] ("Owner Participant"), (c) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in Section 1) (in its capacity as Owner Trustee, "Owner Trustee" or "Lessor," and in its individual capacity, "First Security"), (d) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee under the Trust Indenture (in its capacity as Mortgagee, "Mortgagee" and in its individual capacity, "WTC"), (e) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements, (each, a "Pass Through Trustee") and (f) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement ("Subordination Agent").

                                    RECITALS


     A. Owner Participant and First Security, concurrently herewith, are entering into the Trust Agreement, pursuant to which, among other things, Owner Trustee agrees to hold the Trust Estate for the use and benefit of Owner Participant upon and subject to the terms and conditions set forth therein.

     B. Lessee and Airframe Manufacturer have entered into the Purchase Agreement, pursuant to which, among other things, Airframe Manufacturer has agreed to manufacture and sell to Lessee and Lessee has agreed to purchase from Airframe Manufacturer, certain aircraft, including the Aircraft.

     C. On the Delivery Date, Lessee and Owner Trustee will enter into the Purchase Agreement Assignment, pursuant to which, among other things, Lessee will assign to Owner Trustee its right to purchase the Aircraft from Airframe Manufacturer upon and subject to the terms and conditions set forth in the Purchase Agreement and the Purchase Agreement Assignment.

     D. Pursuant to each of the Pass Through Trust Agreements, on the Issuance Date the Pass Through Trusts were created and the Pass Through Certificates were issued and sold.

     E. Pursuant to the Note Purchase Agreement, each Pass Through Trustee has agreed to use a portion of the proceeds from the issuance and sale of the Pass Through Certificates issued by each Pass Through Trust to purchase from the Owner Trustee, on behalf of the related Pass Through Trust, the Equipment Note bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust.

     F. Owner Trustee and Mortgagee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture for the benefit of the Note Holders, pursuant to which, among other things, Owner Trustee agrees (1) to issue Equipment Notes, in the amounts and otherwise as provided in the Trust Indenture, the proceeds of which will be used to pay a portion of Lessor's Cost and (2) to mortgage, pledge and assign to Mortgagee all of Owner Trustee's right, title and interest in the Trust Indenture Estate to secure the Secured Obligations, including, without limitation, Owner Trustee's obligations under the Equipment Notes.

     G. On the Delivery Date, Lessor and Lessee will enter into the Lease, pursuant to which, among other things, Lessor shall lease the Aircraft to Lessee and Lessee shall lease the Aircraft from Lessor upon and subject to the terms and conditions set forth therein.

     H. The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS AND CONSTRUCTION

     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

SECTION 2. PARTICIPATION IN LESSOR'S COST; ISSUANCE OF EQUIPMENT NOTES;
           TERMINATION OF OBLIGATION TO PARTICIPATE

     2.1 Participation in Lessor's Cost

     Subject to the terms and conditions of this Agreement, on the Delivery Date, Owner Participant and each Pass Through Trustee shall participate in the payment of Lessor's Cost as follows:

                  (a) Owner Participant shall participate in the payment of Lessor's Cost for the Aircraft by making an equity investment in the beneficial ownership of the Aircraft in the amount in Dollars equal to Owner Participant's Percentage multiplied by Lessor's Cost; and

                  (b) Each Pass Through Trustee shall make a non-recourse secured loan to Owner Trustee to finance, in part, the Owner Trustee's payment of Lessor's Cost in the amount in Dollars equal to such Pass Through Trustee's PTT Percentage multiplied by Lessor's Cost, such loan to be evidenced by one or more Equipment Notes, dated the Delivery Date, issued to the Subordination Agent as the registered holder on behalf of each such Pass Through Trustee for the related Pass Through Trust by Owner Trustee in accordance with this Agreement and the Trust Indenture, in an aggregate principal amount equal to the Commitment of each such Pass Through Trustee.

     2.2 Nature of Obligations of Participants

     The obligations hereunder of each Participant are several, and not joint, and a Participant shall have no obligation to make available to Owner Trustee any portion of any amount not paid hereunder by any other Participant. The failure by any Participant to perform its obligations hereunder shall not affect the obligations of Lessee toward the other Participants, except to the extent provided in Section 5.4.

     2.3 Termination of Obligation to Participate

     Notwithstanding any other provision of this Agreement, if the Closing does not occur on or before the Commitment Termination Date, the Commitment of each Participant and its obligation to participate in the payment of Lessor's Cost shall expire and be of no further force and effect; provided, that the liability of any Participant that has defaulted in the payment of its Commitment shall not be released.


SECTION 3.  COMMITMENT TO LEASE AIRCRAFT

     Subject to the terms and conditions of this Agreement, concurrently with the issuance of the Equipment Notes on the Delivery Date, Owner Trustee shall purchase and accept delivery of the Aircraft under and pursuant to the Purchase Agreement and the Purchase Agreement Assignment, and thereupon Owner Trustee shall lease the Aircraft to Lessee, and Lessee shall lease the Aircraft from Owner Trustee, under the Lease.


SECTION 4. PROCEDURE FOR PARTICIPATION IN PAYMENT OF LESSOR'S COST; POSTPONEMENT
           OF SCHEDULED DELIVERY DATE

     4.1 Notices of Scheduled Delivery Date

     Without limiting its obligations to the Loan Participants under Section 1(b) of the Note Purchase Agreement, Lessee agrees to give Participants, Owner Trustee, and Mortgagee at least one Business Day's written notice of the Scheduled Delivery Date, which notice shall set forth Lessor's Cost and the amount of each Participant's Commitment. Each Participant agrees that making available its respective Commitment shall constitute a waiver of such notice. Owner Trustee and Mortgagee shall be deemed to have waived such notice if WTC shall have received from each Participant funds in the full amount of its respective Commitment.

     4.2 Payment of Lessor's Cost

               (a) Each Participant agrees, subject to the terms and conditions of this Agreement, to make the Dollar amount of its respective Commitment available, by wire transfer of immediately available funds to WTC's account no. [ ] at Wilmington Trust Company, Wilmington, Delaware ABA # 031100092 (contact: Robert P. Hines), reference Atlas Lease, at or before 12:00 Noon, New York City time, on the Scheduled Delivery Date. All such funds made available by each Participant to WTC shall, until payment thereof to Airframe Manufacturer as provided in Section 4.2(b)(ii) or return thereof to the respective Participant as provided in Section 4.3.2, be held by WTC in trust for the benefit of the respective Participant, as the sole and exclusive property of the respective Participant and not as part of the Trust Estate or the Trust Indenture Estate.

               (b) Subject to the satisfaction, or waiver by the applicable party, of the conditions precedent set forth in Section 5, and simultaneously with the receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this Section 4.2, Owner Trustee shall:

               (i) purchase, take title to, and accept delivery of, the Aircraft;

               (ii) in consideration of the transfer of title to the Aircraft to Owner Trustee, direct WTC to pay the funds made available to WTC hereunder by the Participants to Airframe Manufacturer, which payments in the aggregate shall be equal to Manufacturer's Purchase Price, by wire transfer of immediately available funds to Airframe Manufacturer's account set forth in Schedule 1;

               (iii) execute an application for registration of the Aircraft with the FAA and Lease Supplement No. 1, in each case with respect to the Aircraft;

               (iv) execute the Trust Indenture and the initial Trust Indenture Supplement and issue the Equipment Notes to the Subordination Agent in accordance with Section 2.1(b);

               (v) lease the Aircraft to Lessee, pursuant to the Lease; and

               (vi) take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Agreement.

     4.3 Postponement of Scheduled Delivery Date

                  4.3.1  Postponement

     If for any reason whatsoever the Closing is not consummated on the Scheduled Delivery Date, Lessee may, subject to the provisions of Section 1(e) of the Note Purchase Agreement, by telephonic notice, given by 5:00 p.m., New York City time (such telephonic notice to be promptly confirmed in writing by personal delivery or facsimile), on the Scheduled Delivery Date to each Participant, Owner Trustee and Mortgagee, designate a Delayed Delivery Date, in which case each Participant shall comply with its obligations under
Section 4.2(a) on such Delayed Delivery Date.

                  4.3.2  Return of Funds

     WTC shall on the Scheduled Delivery Date or the Delayed Delivery Date promptly return to each Participant that makes funds available to it in accordance with Section 4.2(a) such funds, together with interest or income earned thereon, if the Closing fails to occur on the Scheduled Delivery Date or Delayed Delivery Date, as applicable, provided that any funds made available by the Loan Participant shall be returned on such Scheduled Delivery Date.

     4.4 Closing

     The Closing shall occur at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or such other place as the parties shall agree.


SECTION 5.  CONDITIONS PRECEDENT

     5.1 Conditions Precedent to Obligations of Participants

     The obligation of each Participant to make the Dollar amount of its respective Commitment available for payment as directed by the Owner Trustee on the Delivery Date is subject to satisfaction or waiver by each such Participant, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 5.1; provided, that it shall not be a condition precedent to the obligation of any Participant that any document be produced or action taken that is to be produced or taken by such Participant or by a Person within such Participant's control; provided, further, that Sections 5.1.2(iii), (xv) and (xxiii) (H) shall not be conditions precedent to the obligation of Loan Participant and Sections 5.1.15 and 5.1.16 shall not be conditions precedent to the obligation of Owner Participant.

                  5.1.1  Notice

     Such Participant shall have received the notice described in Section 4.1 or, in the case of a Delayed Delivery

Date, 4.3, when and as required thereby, or shall have waived such notice.

                  5.1.2  Delivery of Documents

     Such Participant shall, except as noted below, have received executed counterparts of the following agreements, instruments, certificates or documents, and such counterparts (a) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (b) shall be reasonably satisfactory in form and substance to such Participant and (c) shall be in full force and effect:

               (i) the Lease; provided, that only Mortgagee shall receive the sole executed chattel paper original thereof;

               (ii) Lease Supplement No. 1; provided, that only Mortgagee shall receive the sole executed chattel paper original thereof;

               (iii) the Tax Indemnity Agreement; provided, that only Owner Participant and Lessee shall receive copies of the Tax Indemnity Agreement;

               (iv) the Trust Agreement;

               (v) the Trust Indenture;

               (vi) the initial Trust Indenture Supplement;

               (vii) the Purchase Agreement Assignment;

               (viii) the Consent and Agreement and the Engine Consent and Agreement;

               (ix) the Equipment Notes dated the Delivery Date; provided, that only the Subordination Agent shall receive the authenticated Equipment Notes;

               (x) an excerpted copy of the Purchase Agreement to the extent relating to Airframe Manufacturer's or Engine Manufacturer's respective warranties or related obligations or any right in the Purchase Agreement assigned to Owner Trustee pursuant to the Purchase Agreement Assignment; provided, that only Owner Trustee and Mortgagee shall receive copies of such agreements (copies of which may be inspected by Participants and their respective special counsel on the Delivery Date, but after the Delivery

          Date such copies shall be retained by Owner Trustee and Mortgagee and may be inspected and reviewed by Owner Participant or Loan Participant or their respective counsel if and only if there shall have occurred and be continuing a Lease Default or Lease Event of Default);

               (xi) the Bills of Sale;

               (xii) an invoice from Airframe Manufacturer to Owner Trustee in respect of the Aircraft in the amount of Lessor's Cost of the Aircraft;

                 (xiii) an appointment of authorized representatives by Owner Trustee to accept delivery of the Aircraft, and an acceptance thereof by such representatives in each case, dated the Delivery Date;

               (xiv) the broker's report and insurance certificates required by
          Section 11 of the Lease;

               (xv) an appraisal or appraisals from an Appraiser, which appraisal or appraisals shall be reasonably satisfactory in form and substance to Owner Participant; provided, that only Owner Participant and Lessee shall receive copies of such appraisal or appraisals;

               (xvi) (A) a copy of the Certificate of Incorporation and By-Laws of Lessee and resolutions of the board of directors of Lessee and/or the executive committee thereof, in each case certified as of the Delivery Date, by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of the Lessee Operative Agreements required to be executed and delivered by Lessee on or prior to the Delivery Date in accordance with the provisions hereof and thereof; (B) an incumbency certificate of Lessee, Owner Participant, First Security and WTC as to the person or persons authorized to execute and deliver the relevant Operative Agreements on behalf of such party; and (C) a copy of the Certificate of Incorporation or Articles of Incorporation and By-Laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of Owner Participant, First Security and WTC, certified as of the Delivery Date by the Secretary or an Assistant or Attesting Secretary of Owner Participant, First Security and WTC, respectively, which authorize the execution, delivery and performance by Owner Participant, First Security and WTC, respectively, of each of the Operative Agreements to which it is a party, together with such other documents and evidence with respect to it as Lessee or any Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith;

               (xvii) an Officer's Certificate of Lessee, dated as of the Delivery Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xviii) an Officer's Certificate of First Security, dated as of the Delivery Date, stating that its representations and warranties, in its individual capacity and as Owner Trustee, set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xix) an Officer's Certificate of Owner Participant, dated as of the Delivery Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xx) an Officer's Certificate of WTC, dated as of the Delivery Date, stating that its representations and warranties, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xxi) an application for registration of the Aircraft with the FAA in the name of Owner Trustee; provided, that only special counsel in Oklahoma City, Oklahoma shall receive the sole executed copy thereof for filing with the FAA;

               (xxii) the Financing Statements;

               (xxiii) the following opinions of counsel, in each case dated the Delivery Date:

                    (A) an opinion of Cahill Gordon & Reindel, special counsel to Lessee, substantially in the form of Exhibit A;

                    (B) an opinion of Lessee's Legal Department, substantially in the form of Exhibit B;

                    (C) an opinion of corporate counsel to Airframe
               Manufacturer, substantially in the form of Exhibit C;

                    (D) an opinion of Ray, Quinney & Nebeker, special counsel to
               Owner Trustee, substantially in the form of Exhibit D;

                    (E) an opinion of Morris, James, Hitchens & Williams,
               special counsel to Mortgagee and the Loan Participants, substantially in the form of Exhibit E;

                    (F) an opinion of , special counsel to Owner Participant,
               substantially in the form of ___________ Exhibit F;

                    (G) an opinion of Crowe & Dunlevy, special counsel in
               Oklahoma City, Oklahoma, substantially in the form of Exhibit G-1; and

                    (H) an opinion of ___________, special tax counsel to Owner
               Participant, with respect to certain tax consequences of the transactions contemplated hereby; provided, that only Owner Participant shall receive such opinion;

               (xxiv) a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA;

               (xxv) the Participants and their respective counsel shall have received copies of such documents and papers as such Participants may reasonably request, other than (A) in the case of any Loan Participant, excerpted copies of the Purchase Agreement, provided that special counsel for any Loan Participant may inspect the Purchase Agreement in connection with the transactions contemplated hereby or as a basis for such counsel's closing opinion, and (B) in the case of parties other than Owner Participant and its special counsel, the Tax Indemnity Agreement.

                  5.1.3  Other Commitments

     Each other Participant shall have made available the Dollar amount of its Commitment as directed by Owner Trustee in accordance with Section 4.

                  5.1.4  Violation of Law

     No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Lessee, any Participant, Subordination Agent, Owner Trustee or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Participant to make the Dollar amount of its Commitment available or, in the case of any Loan Participant, to acquire an Equipment Note or to realize the benefits of the security afforded by the Trust Indenture.

                  5.1.5 Tax Law Change

     In respect of Owner Participant, no Adverse Change in Tax Law shall have been enacted, promulgated or issued on or prior to the Delivery Date. Owner Participant agrees to consider promptly, and to consult with Lessee concerning any such Adverse Change in Tax Law and to advise Lessee and Loan Participant promptly if Owner Participant determines that an Adverse Change in Tax Law which has been enacted or promulgated or, if proposed, has a substantial likelihood of becoming effective, would cause Owner Participant to elect not to close with respect to the Aircraft. At any time on or before the Delivery Date, Owner Participant may notify Lessee and Loan Participant that Owner Participant elects not to close as a result of the enactment, promulgation or issuance of any Adverse Change in Tax Law on or before the Delivery Date, specifying such Adverse Change in Tax Law; and failure to give such notice on or before the Delivery Date shall preclude Owner Participant from not closing with respect to such Aircraft as a result of any Adverse Change in Tax Law.

                  5.1.6  Representations, Warranties and Covenants

     The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Delivery Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Delivery Date.

                  5.1.7  No Event of Default

     On the Delivery Date, no event shall have occurred and be continuing, or would result from the sale, mortgage or lease of the Aircraft, which constitutes a Lease Default or Lease Event of Default, or a Default or Event of Default.

                  5.1.8  No Event of Loss

     No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

                  5.1.9  Title

     Owner Trustee shall have good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of Liens, except (a) the rights of Lessee under the Lease and Lease Supplement No. 1, (b) the Lien created by the Trust Indenture and the initial Trust Indenture Supplement, (c) the beneficial interest of Owner Participant created by the Trust Agreement, (d) Liens permitted by clause (d) (solely for taxes not yet due) of Section 6 of the Lease and (e) Liens permitted by clause (e) (solely for amounts not yet due) of Section 6 of the Lease.

                  5.1.10  Certification

     The Aircraft shall have been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Purchase Agreement.

                  5.1.11  Section 1110

     Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee of Owner Trustee under the Trust Indenture), shall be entitled to the benefits of
Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

                  5.1.12  Filing

     On the Delivery Date (a) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act and (b) each Financing Statement shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction.

                  5.1.13  No Proceedings

     No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

                  5.1.14  Governmental Action

     All appropriate action required to have been taken prior to the Delivery Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued.

                  5.1.15  Note Purchase Agreement

     The conditions precedent to the obligations of the Loan Participants and the other requirements relating to the Aircraft and the Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

                  5.1.16 Perfected Security Interest

     On the Delivery Date, after giving effect to the filing of the FAA Filed Documents and the Financing Statements, Mortgagee shall have received a duly perfected first priority security interest in all of Owner Trustee's right, title and interest in the Aircraft and the Lease, subject only to Permitted Liens.

                  5.1.17  No Lessee Material Adverse Change

     Since , , there shall not have been any event, condition or circumstance that could materially and adversely affect Lessee's business or consolidated financial condition or its ability to observe or perform its obligations, liabilities and agreements under the Lessee Operative Agreements.

                  5.2  Conditions Precedent to Obligations of Owner Trustee

     The obligation of Owner Trustee to direct the WTC to apply the Commitments to pay Lessor's Cost on the Delivery Date is subject to satisfaction or waiver by Owner Trustee, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 5.2.

                  5.2.1  Notice

     Owner Trustee shall have received the notice described in Section 4.1 or, in the case of a Delayed Delivery Date, 4.3, when and as required thereby, or shall have waived such notice.

                  5.2.2  Documents

     Executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Owner Trustee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner Trustee.

                  5.2.3  Other Conditions Precedent

     Each of the conditions set forth in Sections 5.1.4, 5.1.6, 5.1.7 and 5.1.11 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner Trustee.

         5.3  Conditions Precedent to Obligations of Mortgagee

     The obligation of Mortgagee to authenticate the Equipment Notes on the Delivery Date is subject to the satisfaction or waiver by Mortgagee, on or prior to the Delivery Date, of the conditions precedent set forth below in this
Section 5.3.

                  5.3.1  Notice

     Mortgagee shall have received the notice described in Section 4.1 or, in the case of a Delayed Delivery Date, 4.3, when and as required thereby, or shall have waived such notice.

                  5.3.2  Documents

     Executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

                  5.3.3  Other Conditions Precedent

     Each of the conditions set forth in Sections 5.1.4, 5.1.6, 5.1.7 and 5.1.11 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

         5.4  Conditions Precedent to Obligations of Lessee

     The obligation of Lessee to lease the Aircraft on the Delivery Date is subject to the satisfaction or waiver by Lessee, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 5.4.

                  5.4.1  Documents

     Executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Lessee, except as specifically provided therein, and shall be satisfactory to Lessee, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Lessee.

                  5.4.2  Sales Tax

     Lessee shall be satisfied that no sales, use, value added, goods and services or like tax, and no stamp tax duty, is payable with respect to the delivery of the Aircraft on the Delivery Date to the extent that Lessee has liability therefor under Section 9.3.

                  5.4.3  Other Conditions Precedent

     Each of the conditions set forth in Sections 5.1.3 (as to all Participants), 5.1.4, 5.1.5, 5.1.6, 5.1.7 (as to Defaults or Events of Default not constituting Lease Defaults or Lease Events of Default, respectively), 5.1.8, 5.1.9, 5.1.10, 5.1.11, 5.1.12, 5.1.13 and 5.1.14 shall have been satisfied or waived by Lessee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Lessee.

                  5.4.4  Tax Law Change

     No Adverse Change in Tax Law shall have been enacted, promulgated or proposed on or prior to the Delivery Date. Lessee agrees to consider promptly, and to consult with Owner Participant concerning, any such Adverse Change in Tax Law and to advise Owner Participant and Loan Participant promptly if Lessee determines that an Adverse Change in Tax Law which has been enacted or promulgated or, if proposed, has a substantial likelihood of becoming effective, would cause Lessee to elect not to close the transactions contemplated by the Lease and this Agreement. At any time on or before the Delivery Date, Lessee may notify Owner Participant and Loan Participant that Lessee elects not to close the transactions contemplated by the Lease and this Agreement as a result of the enactment, promulgation or proposal of any Adverse Change in Tax Law on or before the Delivery Date, specifying such Adverse Change in Tax Law.

         5.5  Post-Registration Opinion

     Promptly upon the registration of the Aircraft and the recordation of the FAA Filed Documents pursuant to the Act, Lessee will cause Crowe & Dunlevy, special counsel in Oklahoma City, Oklahoma, to deliver to Lessee, each Participant, Owner Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

SECTION 6.  REPRESENTATIONS AND WARRANTIES

         6.1  Lessee's Representations and Warranties

     Lessee represents and warrants to each Participant, Subordination Agent, Owner Trustee and Mortgagee that:

                  6.1.1  Organization; Qualification

     Lessee is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Lessee Operative Agreements. Lessee is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Lessee.

                  6.1.2  Corporate Authorization

     Lessee has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Lessee Operative Agreements, and the performance of its obligations thereunder.

                  6.1.3  No Violation

     The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Lessee, (b) violate any Law applicable to or binding on Lessee or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Lessee), or result in the creation of any Lien (other than as permitted under the Lease) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Lessee is a party or by which Lessee or any of its properties is bound.

                  6.1.4  Approvals

     The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Delivery Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Lessee and (b) any Government Entity, other than the filing of (x) the FAA Filed Documents and the Financing Statements (and continuation statements periodically) and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

                  6.1.5  Valid and Binding Agreements

     The Lessee Operative Agreements have been duly authorized, executed and delivered by Lessee and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Lessee and are enforceable against Lessee in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

                  6.1.6  Litigation

     Except as set forth in Lessee's most recent Annual Report on Form 10-K, as amended, filed by Lessee with the SEC on or prior to the Delivery Date, or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC subsequent to such Form 10-K and on or prior to the Delivery Date, no action, claim or proceeding is now pending or, to the Actual Knowledge of Lessee, threatened, against Lessee, before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to Lessee and if determined adversely to Lessee would result in a Material Adverse Change.

                  6.1.7  Financial Condition

     The audited consolidated balance sheet of Lessee with respect to Lessee's most recent fiscal year included in Les-see's most recent Annual Report on Form 10-K, as amended, filed by Lessee with the SEC, and the related consolidated statements of operations and cash flows for the period then ended have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Lessee and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such balance sheet, there has been no material adverse change in such financial condition or operations of Lessee, except for matters disclosed in (a) the financial statements referred to above or (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC on or prior to the date hereof.

                  6.1.8  Registration and Recordation

     Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner Trustee, (b) the filing for recordation (and recordation) of the FAA Filed Documents, (c) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals),
(d) the taking of possession and retention by Mortgagee of the original counterparts of the Lease and Lease Supplement No. 1 and (e) the affixation of the placards referred to in Section 7.1.3 of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the right, title or interest of Owner Trustee, and the Mortgagee's security interest, in the Aircraft and the Lease, as against Lessee and any other Person, in each case, in any applicable jurisdictions in the United States.

                  6.1.9  Chief Executive Office

     The chief executive office (as such term is defined in Article 9 of the UCC) of Lessee is located at 538 Commons Drive, Golden, Colorado 80401.

                  6.1.10  No Default

     No event which, if the Aircraft were subject to the Lease, would constitute a Lease Default or Lease Event of Default has occurred and is continuing.

                  6.1.11  No Event of Loss

     No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Lessee, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine.

                  6.1.12  Compliance With Laws

               (a) Lessee is a Citizen of the United States and a U.S. Air Carrier.

               (b) Lessee holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Lessee to lawfully engage in air transportation and to carry on commercial air cargo service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Lessee. (c) Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  6.1.13  Securities Laws

     Neither Lessee nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement, or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act or any applicable state securities laws.

                  6.1.14  Broker's Fees

     No Person acting on behalf of Lessee is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions, except for fees payable to Lessee's Advisor, if any.

                  6.1.15  Section 1110

     Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee under the Trust Indenture), is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

         6.2  Owner Participant's Representations and Warranties

     Owner Participant represents and warrants to Lessee, Loan Participant, Subordination Agent, Owner Trustee and Mortgagee that:

                  6.2.1  Organization, Etc.

     Owner Participant is a corporation duly incorporated, validly existing and in good standing under the Laws of the OP Jurisdiction, has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Owner Participant Agreements, and has a tangible Net Worth (exclusive of goodwill) greater than $75,000,000.

                  6.2.2  Corporate Authorization

     Owner Participant has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Owner Participant Agreements, and the performance of its obligations thereunder.

                  6.2.3  No Violation

     The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Owner Participant, (b) violate any Law applicable to or binding on Owner Participant or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner Participant), or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner Participant is a party or by which Owner Participant or any of its properties is bound.

                  6.2.4  Approvals

     The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Delivery Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner Participant and
(b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

                  6.2.5  Valid and Binding Agreements

     The Owner Participant Agreements have been duly authorized, executed and delivered by Owner Participant and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner Participant and are enforceable against Owner Participant in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

                  6.2.6  Citizenship

     On the Delivery Date, Owner Participant is a Citizen of the United States.

                  6.2.7  No Liens

     On the Delivery Date, there are no Lessor Liens attributable to Owner Participant in respect of all or any part of the Trust Estate.

                  6.2.8  Investment by Owner Participant

     Owner Participant's beneficial interest in the Trust Estate is being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 10, the disposition by Owner Participant of its beneficial interest in the Trust Estate shall at all times be within its control.

                  6.2.9  ERISA

     No part of the funds to be used by Owner Participant to acquire or hold its interests in the Trust Estate to be acquired by it under this Agreement directly or indirectly constitutes assets of a Plan.

                  6.2.10  Litigation

     There are no pending or, to the Actual Knowledge of Owner Participant, threatened actions or proceedings against Owner Participant before any court, governmental body, arbitration board, administrative agency or tribunal which, if determined adversely to Owner Participant, would materially adversely affect the ability of Owner Participant to perform its obligations under the Owner Participant Agreements.

                  6.2.11  Securities Laws

     Neither Owner Participant nor any person Owner Participant has authorized to act on its behalf has directly or indirectly offered any beneficial interest in or Security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any of the Equipment Notes or any other interest in or Security under the Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act or applicable state securities Laws.

                  6.2.12  Broker's Fees

     No Person acting on behalf of Owner Participant is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

         6.3  First Security's Representations and Warranties

     First Security represents and warrants to Lessee, Owner Participant, Loan Participant, Subordination Agent and Mortgagee that:

                  6.3.1  Organization, Etc.

     First Security is a national banking association duly organized, validly existing and in good standing under the Laws of the United States, holding a valid certificate to do business as a national banking association with banking authority to execute and deliver, and perform its obligations under, the Owner Trustee Agreements.

                  6.3.2  Corporate Authorization

     First Security has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Articles of Association or By-Laws) to authorize the execution and delivery by First Security, in its individual capacity and as Owner Trustee, of each of the Owner Trustee Agreements, and the performance of its obligations thereunder.

                  6.3.3  No Violation

     The execution and delivery by First Security, in its individual capacity and as Owner Trustee of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee, of its obligations thereunder and the consummation by First Security in its individual capacity and as Owner Trustee on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Articles of Association or By-Laws of First Security, (b) violate any Law of the State of Utah or federal banking law applicable to or binding on Owner Trustee or First Security governing its banking and trust powers or (c) violate or constitute any default under(other than any violation or default that would not result in a Material Adverse Change to First Security, in its individual capacity or as Owner Trustee), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of First Security, in its individual capacity and as Owner Trustee, or any of its subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which First Security, in its individual capacity and as Owner Trustee, is a party or by which First Security, in its individual capacity and as Owner Trustee, or any of its properties is or may be bound or affected in any material respect.

                  6.3.4  Approvals

     The execution and delivery by First Security, in its individual capacity and as Owner Trustee, of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee, of its obligations thereunder and the consummation by First Security, in its individual capacity and as Owner Trustee, on the Delivery Date of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of First Security or (b) any Government Entity governing its banking and trust powers, other than the filing of the FAA Filed Documents and the Financing Statements.

                  6.3.5  Valid and Binding Agreements

     The Owner Trustee Agreements have been duly authorized, executed and delivered by First Security, in its individual capacity or as Owner Trustee, as the case may be, and constitute the legal, valid and binding obligations of First Security, in its individual capacity and as Owner Trustee, and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, are enforceable against First Security, in its individual capacity and as Owner Trustee, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

                  6.3.6  Citizenship

     On the Delivery Date, First Security is a Citizen of the United States.

                  6.3.7  Chief Executive Office

     The chief executive office (as such term is defined in Article 9 of the UCC) of Owner Trustee is located at 79 South Main Street, Salt Lake City, Utah 84111.

                  6.3.8  Title

     On the Delivery Date, Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Airframe Manufacturer.

                  6.3.9  No Liens; Financing Statements

     On the Delivery Date, there are no Lessor Liens attributable to First Security or Owner Trustee in respect of all or any part of the Aircraft, Trust Estate or the Trust Indenture Estate. Except for the Financing Statements, it has not, either in its individual capacity or as Owner Trustee, executed any UCC financing statements relating to the Aircraft or the Lease.

                  6.3.10  Litigation

     There are no pending or, to the Actual Knowledge of First Security, threatened actions or proceedings against First Security or Owner Trustee before any court, governmental body, arbitration board, administrative agency or tribunal which, if determined adversely to First Security, would materially adversely affect the ability of First Security or Owner Trustee to perform its obligations under the Owner Trustee Agreements.

                  6.3.11  Securities Laws

     Neither First Security, nor any person authorized to act on its behalf, has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person other than the Participants, except for the offering and sale of the Pass Through Certificates.

                  6.3.12  Expenses and Taxes

     There are no Expenses or Taxes that may be imposed on or asserted against the Trust, the Trust Estate or any part thereof or any interest therein, the Trust Indenture Estate, Lessee, Owner Participant, any Pass Through Trustee, Subordination Agent, Owner Trustee or Mortgagee (except, as to Owner Trustee, Taxes imposed on the fees payable to Owner Trustee) under the laws of the State of Utah in connection with the execution, delivery or performance of any Operative Agreement by Owner Trustee or in connection with the issuance of the Equipment Notes, which Expenses or Taxes would not have been imposed if Owner Trustee had not (x) had its principal place of business in, (y) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Agreements in or (z) engaged in any activities unrelated to the transactions contemplated by the Operative Agreements in, the State of Utah.

         6.4  WTC's Representations and Warranties

     WTC represents and warrants (with respect to Section 6.4.10, solely in its capacity as Subordination Agent) to Lessee, Owner Participant and Owner Trustee that:

                  6.4.1  Organization, Etc.

     WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, holding a valid certificate to do business as a Delaware banking corporation with banking authority to execute and deliver, and perform its obligations under, the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements.

                  6.4.2  Corporate Authorization

     WTC has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements and the performance of its obligations thereunder.

                  6.4.3  No Violation

     The execution and delivery by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate any Law applicable to or binding on WTC, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, as a Pass Through Trustee or as Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, or any of WTC's subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, is a party or by which WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, or any of their respective properties is bound or may be affected in any material respect.

                  6.4.4  Approvals

     The execution and delivery by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Delivery Date by WTC, in its individual capacity or as Mortgagee, as a Pass Through Trustee or as Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in re-spect of, (a) any trustee or other holder of any Debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

                  6.4.5  Valid and Binding Agreements

     The Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, and are enforceable against WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

                  6.4.6  Citizenship

     WTC is a Citizen of the United States.

                  6.4.7  No Liens

     On the Delivery Date, there are no Lessor Liens attributable to WTC in respect of all or any part of the Trust Estate or the Trust Indenture Estate.

                  6.4.8  Litigation

     There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, would materially adversely affect the ability of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, to perform its obligations under any of the Mortgagee Agreements, the Pass Through Trustee Agreements or the Subordination Agent Agreements.

                  6.4.9  Securities Laws

     Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Participants, except for the offering and sale of the Pass Through Certificates.

                  6.4.10  Investment

     The Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Pass Through Trustees, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 10.1.3, the disposition by it of its Equipment Notes shall at all times be within its control.

                  6.4.11  Taxes

     There are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Pass Through Trustee or WTC, as the case may be, of this Agreement or any of the Pass Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, will be classified as grantor trusts under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, and assuming that the as-sets of the trusts will be treated as held for investment purposes as provided in each Pass Through Trust Agreement, such trusts will not be subject to any taxes (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax) fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof;

                  6.4.12  Control

     WTC is not an Affiliate of the Owner Participant or the Owner Trustee.

                  6.4.13  Broker's Fees

     No Person acting on behalf of WTC, in its individual capacity or as Mortgagee, any Pass Through Trustee or Subordination Agent, is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.


SECTION 7.  COVENANTS, UNDERTAKINGS AND AGREEMENTS

         7.1  Covenants of Lessee

     Lessee covenants and agrees, at its own cost and expense, with Owner Participant, Loan Participants, Owner Trustee and Mortgagee as follows:

                  7.1.1  Corporate Existence; U.S. Air Carrier

     Lessee shall at all times maintain its corporate existence, except as permitted by Section 13.2 of the Lease, and shall at all times remain a U.S. Air Carrier.

                  7.1.2  Notice of Change of Chief Executive Office

     Lessee will give Owner Participant, Owner Trustee and Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 7.1.3(c) as a result of such relocation.

                  7.1.3  Certain Assurances

               (a) Lessee shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further commercially reasonable acts and things, in any case, as Owner Participant, Owner Trustee or Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Agreement.

               (b) Lessee shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Lease, the Trust Agreement and the Trust Indenture and the respective supplements thereto, including, without limitation, Lease Supplement No. 1 and the initial Trust Indenture Supplement, as shall be necessary to establish, perfect and protect the interests and rights of Owner Trustee in and to the Aircraft and under the Lease and the perfection and priority of the Lien created by the Trust Indenture. Lessee shall furnish to Owner Participant or Owner Trustee such information (other than with respect to the citizenship of Owner Participant and Owner Trustee) in Lessee's possession or otherwise reasonably available to Lessee as may be required to enable Owner Participant or Owner Trustee to make application for registration of the Aircraft under the Act (subject to Lessee's rights under Section 7.1.2 of the Lease) and shall pay or cause to be paid all out-of-pocket costs and expenses thereof (including, without limitation, reasonable attorneys' fees and disbursements).

               (c) Lessee, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger pursuant to Section 13.2 of the Lease, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Owner Trustee and Mortgagee, as applicable, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

               (d) If the Aircraft has been registered in a country other than the United States pursuant to Section 7.1.2 of the Lease, Lessee will furnish to Owner Trustee, Mortgagee and each Participant annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Owner Participant and Mortgagee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect Owner Trustee's and Mortgagee's respective right, title and interest in and to the Aircraft and the Operative Agreements, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such right, title and interest.

                  7.1.4  Securities Laws

     Neither Lessee nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

         7.2  Covenants of Owner Participant

     Owner Participant covenants and agrees with Lessee, and, except with respect to Section 7.2.4, Loan Participants, Owner Trustee and Mortgagee as follows:

                  7.2.1  Liens

     Owner Participant (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to

Owner Participant on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will hold harmless and indemnify Lessee, Owner Trustee, each Note Holder, Mortgagee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

                  7.2.2  Revocation of Trust Agreement

               (a) Owner Participant will comply with the provisions of the Trust Agreement applicable to it, and will not terminate or revoke the Trust Agreement or the trusts created thereunder without the prior written consent of Lessee and Mortgagee and will not amend, modify or supplement the Trust Agreement, or waive any of the provisions thereof, if such amendment, modification, supplement or waiver would have a material adverse effect on Lessee, without the consent of Lessee, or on Mortgagee or any Note Holder, without the consent of Mortgagee.

               (b) Notwithstanding Section 7.2.2(a), Owner Participant may at any time remove Owner Trustee pursuant to Section 9.1 of the Trust Agreement or terminate the Trust Agreement pursuant to Section 11.2 of the Trust Agreement.

                  7.2.3  Change of Situs of Owner Trust

     If, at any time, any Tax Indemnitee or the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 9.3 of this Agreement and if, as a consequence thereof, Lessee should request that the situs of the Trust be moved to another state in the United States from the state in which it is then located, the situs of the Trust may be moved with the written consent of Owner Participant (which consent shall not be unreasonably withheld) and Owner Participant will take whatever action may be reasonably necessary to accomplish such relocation; provided, that, in any event, (a) Lessee shall provide such additional tax indemnification as Owner Participant and the Note Holders or the Pass Through Trustees may reasonably request to cover any additional unindemnified Taxes or loss of Tax benefits described in the assumptions in the Tax Indemnity Agreement resulting from such change in the situs of the Trust,
(b) the rights and obliga-
tions under the Operative Agreements of Owner Participant, the Note Holders, Pass Through Trustees and Mortgagee shall not be adversely affected as a result of the taking of such action, (c) the Lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and Lessee and Owner Trustee shall execute and deliver such documents as may reasonably be requested by Mortgagee to protect and maintain the perfection and priority of such Lien, (d) Owner Participant, Pass Through Trustees and Mortgagee shall have received an opinion or opinions of counsel (which counsel is reasonably satisfactory to Owner Participant, Pass Through Trustees and Mortgagee) in scope, form and substance reasonably satisfactory to Owner Participant, Pass Through Trustees and Mortgagee to the effect that (i) the Trust, as thus relocated, shall remain a validly established trust, (ii) any amendments to the Trust Agreement necessitated by such relocation shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms,
(iii) covering such other matters as Owner Participant, Pass Through Trustees or Mortgagee may reasonably request, (e) if such relocation involves the replacement of Owner Trustee, then Owner Participant, Pass Through Trustees and Mortgagee shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to Owner Participant, Pass Through Trustees and Mortgagee covering the matters described in the opinion delivered pursuant to Section 5.1.2(xxiii)(D) and (f) Lessee shall indemnify and hold harmless Owner Participant, Note Holders, Pass Through Trustees and First Security, in its individual capacity and as Owner Trustee, on a net after-tax basis against any and all reasonable out-of-pocket costs and expenses including attorneys' fees and disbursements, fees and expenses of any new owner trustee, registration, recording or filing fees and taxes incurred by Owner Participant, Note Holders, Pass Through Trustees or Owner Trustee in connection with such change of situs. Owner Participant agrees with Lessee that it will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee.

                  7.2.4  Compliance with Lease Provisions

     Owner Participant will, solely for the benefit of Lessee, comply with the provisions expressly applicable to it contained in the Lease.

                  7.2.5  Securities Act

     Owner Participant will not directly or indirectly offer any beneficial interest or security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on Owner Participant any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

                  7.2.6  Regarding the Owner Trustee

     Owner Participant will cause Owner Trustee to perform its obligations under each Owner Trustee Agreement.

         7.3  Covenants of First Security and Owner Trustee

     First Security, in its individual capacity and/or as Owner Trustee, as provided below, covenants and agrees with Lessee, Owner Participant, each Note Holder and Mortgagee as follows:

                  7.3.1  Liens

     First Security (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it or Owner Trustee with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to First Security or Owner Trustee on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will personally hold harmless and indemnify Lessee, Owner Participant, each Note Holder, Mortgagee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and
(iii) any interference with the possession, operation or other use of all or any part of the Aircraft imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

                  7.3.2  Other Business

     Owner Trustee will not enter into any business or other activity except as contemplated by the Operative Agreements.

                  7.3.3  Notice of Change of Chief Executive Office

     First Security, in its individual capacity and as Owner Trustee, will give Lessee, each Participant and Mortgagee 30 days' prior written notice of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 7.3.8 as a result of such relocation.

                  7.3.4  Securities Act

     First Security, in its individual capacity and as Owner Trustee, will not directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on First Security in its individual capacity or as Owner Trustee, any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

                  7.3.5  Performance of Agreements

     Owner Trustee shall perform its obligations under the Owner Trustee Agreements in accordance with the terms thereof.

                  7.3.6  Release of Lien of Trust Indenture

     Owner Trustee, in each instance referred to in the Lease in which a transfer of any property is required to be made by Owner Trustee to Lessee or any other Person (other than Mortgagee or Owner Participant), shall, at Lessee's request and expense, use its reasonable efforts to procure from Mortgagee the prompt release of the Lien of the Trust Indenture with respect to such property.

                  7.3.7  Notices; Documents

     In the event any claim with respect to any liabilities is filed against the Owner Trustee in its capacity as such and Owner Trustee shall have Actual Knowledge thereof, the Owner Trustee shall promptly notify Lessee in writing thereof. Owner Trustee further agrees to provide to Lessee promptly any documents (including the certificate of aircraft registration) that it receives from the FAA with respect to the Aircraft.

                  7.3.8  Filings

     After the Delivery Date, Owner Trustee shall duly execute and deliver to Lessee all filings and recordings (including, without limitation, all filings and UCC financing statements under the Act and the UCC and any amendments to UCC financing statements necessitated by any relocation of its chief executive office), prepared and delivered to it by Lessee required to perfect Owner Trustee's title to the Aircraft and the liens of and security interests granted by the Trust Indenture (or to maintain such perfection) and to make such title, liens and security interests valid and enforceable.

                  7.3.9  Trust Agreement

     Each of First Security and Owner Trustee hereby (i) agrees with Lessee, Loan Participants and Mortgagee not to amend, supplement, terminate or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (ii) agrees with Lessee, Loan Participants and Mortgagee not to revoke the trust created by the Trust Agreement so long as the Trust Indenture remains undischarged or if such revocation would have an adverse effect on the Lessee. Nothing contained in this Agreement shall impair any right under the Trust Agreement of First Security to resign as Owner Trustee in accordance with the provisions of the Trust Agreement.

         7.4  Covenants of WTC

     WTC in its individual capacity or as Mortgagee, each Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Lessee, Owner Participant and Owner Trustee as follows:

                  7.4.1  Liens

     WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to WTC on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will personally hold harmless and indemnify Lessee, Owner Participant, each Note Holder, Owner Trustee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

                  7.4.2  Securities Act

     WTC in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate, or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTC any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

                  7.4.3  Performance of Agreements

     WTC, in its individual capacity and as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, shall perform its obligations under the Indenture Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements in accordance with the terms thereof.

                  7.4.4  Withholding Taxes

     WTC shall indemnify (on an after-tax basis) and hold harmless Lessee, Lessor and Owner Participant against any United States withholding taxes (and related interest, penal-ties and additions to tax) as a result of the failure by WTC to withhold on payments to any Note Holder if such Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

         7.5  Covenants of Note Holders

     Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Lessee, Owner Participant, Owner Trustee and Mortgagee as follows:

                  7.5.1  Withholding Taxes

     Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Lessee, Lessor, Owner Participant and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

                  7.5.2  Transfer; Compliance

               (a) Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

               (b) Except as otherwise required by the terms of Section 2.13 of the Trust Indenture or Section 11 hereof, each Note Holder will not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (it being understood that this provision is not applicable to the Pass Through Certificates) unless the proposed transferee thereof first provides Lessee and Owner Participant with both of the following:

                    (i) a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Lessee, Owner Participant, a Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

                    (ii) a written covenant that it will not transfer any
               Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this clause (ii).

     7.6 Agreements

                  7.6.1  Owner Trustee Is Owner and Lessor for All Purposes

     Lessee, the Owner Participant and Owner Trustee agree that for all purposes, after the Closing, Owner Trustee will be the owner and lessor of the Aircraft (except that Owner Participant will be the owner and lessor for income tax purposes) and Lessee will be the lessee thereof. No transfer, by operation of Law or otherwise, of the beneficial interest of Owner Participant in and to the Trust Estate shall operate to transfer legal title to any part of the Trust Estate to any transferee thereof.

                  7.6.2  Commencement of Bankruptcy Proceedings

     Lessee, each Participant, each Note Holder, First Security, Owner Trustee, WTC and Mortgagee agree for the benefit of each of the others that it will not commence or join in any proceeding under the Bankruptcy Code to commence a case under Section 303 of the Bankruptcy Code against the Trust Estate. Nothing contained herein shall be deemed to preclude any Participant, any Note Holder, First Security, Owner Trustee, WTC or Mortgagee from filing any claim against the Trust Estate in any case commenced against the Trust Estate.

                  7.6.3  Certain Bankruptcy Matters

     If (a) all or any part of the Trust Estate becomes the property of, or Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (b) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, First Security or Owner Participant is required, by reason of First Security or Owner Participant being held to have recourse liability to any Note Holder or Mortgagee directly or indirectly (other than the recourse liability of First Security or Owner Participant under this Agreement, the Trust Indenture or by separate agreement), to make payment on account of any amount payable as principal, Make-Whole Amount, if any, interest or other amounts on the Equipment Notes, and (c) any Note Holder or Mortgagee actually receives any Excess Amount, as defined below, which reflects any payment by First Security or Owner Participant on account of (b) above, then such Note Holder or Mortgagee, as the case may be, shall promptly refund to First Security or Owner Participant (whichever shall have made such payment) such Excess Amount.

                  For purposes of this Section 7.6.3, "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Note Holder or Mortgagee if First Security or Owner Participant had not become subject to the recourse liability referred to in clause (b) above. Nothing contained in this Section 7.6.3 shall prevent a Note Holder or Mortgagee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of First Security or Owner Participant under this Agreement (other than as referred to in clause (b) above) or the Trust Indenture (and any exhibits or annexes thereto) or from retaining any amount paid by Owner Participant under Sections 2.13 or 4.03 of the Trust Indenture.

                  7.6.4  Quiet Enjoyment; Sale by Owner Trustee Binding

          (a) Owner Participant, each Pass Through Trustee, Subordination Agent, each Note Holder, Owner Trustee and Mortgagee each agrees as to itself with Lessee that, so long as no Lease Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Lessee's or any Permitted Sub-lessee's rights in accordance with the Lease to the quiet enjoyment, possession and use of the Aircraft during the Term.

          (b) Any assignment, sale, transfer or other conveyance of the Aircraft by Owner Trustee made pursuant to the terms of this Agreement or the Lease shall bind Owner Participant and shall be effective to transfer or convey all right, title and interest of Owner Trustee and Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance, or as to the application of any sale or other proceeds with respect thereto by Owner Trustee, as regards Owner Participant.

                  7.6.5  Release of Lien of Trust Indenture

     Each of Lessee, Lessor and Mortgagee agrees that in each instance referred to in the Lease in which a transfer of any property is required to be made by Lessor to Lessee or any other Person (other than Mortgagee), Mortgagee shall, upon request of Lessor and compliance with the applicable provisions of the Lease and the Trust Indenture, including payment of all amounts then due and payable to each Liquidity Provider as Supplemental Rent, promptly execute (at Lessee's cost and expense) such instruments as Lessor or Lessee may reasonably request to evidence the release of the Lien of the Trust Indenture with respect to such property.

                  7.6.6  Non-Recourse

     Each Loan Participant and Mortgagee agrees that (a) obligations of Owner Trustee under the Trust Indenture or any other Operative Agreement and with respect to the Equipment Notes shall be non-recourse to Owner Participant and to First Security and (b) they will look solely to the income and proceeds from the Trust Estate and the Trust Indenture Estate to the extent available for distribution to Note Holder or Mortgagee as provided in the Trust Indenture and that neither Owner Participant nor First Security will be personally liable to Loan Participant or Mortgagee for any amounts payable by Owner Trustee under the Trust Indenture or any other Operative Agreement; provided, however, that the foregoing is not intended nor shall it be construed to limit any recourse liability of Owner Participant or First Security to the extent that such liability is expressly set forth in this Agreement or in any of the Operative Agreements or arises by reason of the breach of any representation or warranty or covenant given by such Person (in the case of First Security, in its individual capacity).

                  7.6.7  Other Documents; Amendment

          (a) So long as the Lease has not been terminated or expired, each Participant, the Mortgagee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not amend, supplement or otherwise modify (i) Article III, Article IX or Section 2.05 of the Trust Indenture, (ii) any provision of any Operative Agreement that will affect the stated principal amount of or premium or interest on the Equipment Notes or (iii) any other provision of the Trust Indenture or Equipment Notes in a manner that would adversely affect Lessee. Mortgagee and Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Agreements to which Lessee is not a party; provided that Mortgagee or Owner Trustee, as the case may be, has in its possession a copy of such supplement, amendment, waiver or modification. Each Loan Participant agrees that it will not take any action in respect of the Trust Indenture Estate except through the Mortgagee pursuant to the Trust Indenture or as otherwise permitted by Trust Indenture or other Operative Agreement.

          (b) Owner Trustee agrees to join with Lessee to the extent that action on the part of Owner Trustee is necessary or appropriate (i) to cause the following to be duly accomplished in accordance with applicable United States federal Law by the time the Aircraft is delivered under this Agreement and the Lease: (A) the application for registration of the Aircraft in the name of Owner Trustee and (B) all related action necessary in order for Lessee to have temporary or permanent authority to operate the Aircraft as contemplated by the Lease and (ii) forthwith upon delivery of the Aircraft under this Agreement and the Lease, to cause all necessary documents to be duly filed for recording in accordance with applicable United States federal Law.

                  7.6.8  Consents

     Each of Owner Participant, each Pass Through Trustee, Subordination Agent, Owner Trustee and Mortgagee covenants and agrees, for the benefit of Lessee, that it shall not unreasonably withhold its consent to any consent or approval requested of it or of Owner Trustee or Mortgagee under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

                  7.6.9  Insurance

     Each of Owner Participant, the Pass Through Trustees, the Subordination Agent and the Owner Trustee agrees not to obtain or maintain insurance for its own account as permitted by Section 11.2 of the Lease if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to Section 11 and Annex D of the Lease.

                  7.6.10  Extent of Interest of Note Holders

     A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Estate or the Trust Indenture Estate when and if the principal and Make-Whole Amount, if any, of and interest on the Equipment Note held by such Note Holder, and all other sums, then due and payable to such Note Holder hereunder and under any other Operative Agreement, shall have been paid in full.

                  7.6.11  Foreign Registration

     Each Participant, Owner Trustee and Mortgagee hereby agree, for the benefit of Lessee but subject to the provisions of Section 7.1.2 of the Lease:

          (a) that Lessee shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

               (i) each of the following requirements is satisfied:

                    (A) such registration shall be made only after the close of the Tax Attribute Period, unless Lessee prepays to the Owner Participant on a lump sum basis any indemnity due under the Tax Indemnity Agreement as a result of such registration based upon the assumption that such registration would continue for the remainder of the term of the Permitted Sublease described in clause (C) below;

                    (B) no Lease Event of Default shall have occurred and be
               continuing at the time of such registration;

                    (C) such proposed change of registration is made in
               connection with a Permitted Sublease to a Permitted Air Carrier;

                    (D) such country is a Permitted Country with which the
               United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Delivery Date;

               (ii) the Owner Trustee and Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Owner Participant addressed to each such party as to the effect that:

                    (A) such country would recognize the Owner Trustee's
               ownership interest in the Aircraft;

                    (B) the obligations of Lessee, and the rights and remedies of Owner Trustee, under the Lease are valid, binding and enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law);

                    (C) after giving effect to such change in registration, the
               Lien of the Trust Indenture on the Owner Trustee's right, title and interest in and to the Aircraft and the Lease shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Owner Trustee and the Mortgagee shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Owner Trustee and the Mortgagee on or prior to the effective date of such change in registration);

                    (D) it is not necessary, solely as a consequence of such
               change in registration and without giving effect to any other activity of the Owner Trustee, the Owner Participant or the Mortgagee (or any Affiliate thereof), as the case may be, for the Owner Trustee, the Owner Participant or the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft pursuant to the Lease;

                    (E) there is no tort liability of the owner or lessor of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is provided to cover such risk); and

                    (F) unless Lessee shall have agreed to provide insurance
               covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Lessee prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use;

          (b) In addition, as a condition precedent to any change in registration Lessee shall have given to Lessor and Mortgagee assurances reasonably satisfactory to each of them:

               (i) to the effect that the provisions of Section 11 of the Lease will have been complied with after giving effect to such change of registration;

               (ii) of the payment by Lessee of all reasonable out-of-pocket expenses of Lessor, each Participant and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Lessee, Lessor and Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft and the Lease in favor of Mortgagee for the benefit of Note Holders; and

               (iii) to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Lessee shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Lessor and Mortgagee, afford such protection).

                  7.6.12  Other Commercial Relations Unaffected

     Notwithstanding anything to the contrary set forth in any Operative
Agreement:

          (a) Except as set forth in the Purchase Agreement Assignment, nothing contained in the Operative Agreements shall constitute or be deemed to be a waiver by Lessee of any rights, remedies or claims it may have against Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Airframe Manufacturer, Engine Manufacturer or any subcontractor or supplier of either with respect to any such rights, remedies or claims of Lessee; and

          (b) None of Airframe Manufacturer, by its execution and delivery of the Consent and Agreement, and Engine Manufacturer, by its execution and delivery of the Engine Consent and Agreement, shall be deemed to have waived any rights, remedies or claims which Airframe Manufacturer or Engine Manufacturer (or any subcontractor or supplier of either), as the case may be, may have against Lessee; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Lessee with respect to any such rights, remedies or claims of Airframe Manufacturer or Engine Manufacturer (or any subcontractor or supplier of either).

                  7.6.13  Interest in Certain Engines

     Each Participant, Owner Trustee, and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.


SECTION 8.  CONFIDENTIALITY

     Lessee, Owner Participant, Note Holders, Owner Trustee and Mortgagee shall keep Annexes B, C and D and Schedules 1, 2, 3 and 4 to the Lease, the Participation Agreement, the Purchase Agreement Assignment and the Tax Indemnity Agreement confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Lessee's, Owner Participant's, a Note Holder's, a Liquidity Provider's, Owner Trustee's, Mortgagee's or other Indenture Indemnitee's interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Lessee's, Owner Participant's, a Note Holder's, a Liquidity Provider's, a Pass Through Trustee's, Owner Trustee's, Mortgagee's or other Indenture Indemnitee's counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential,
(C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners ("NAIC")), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to Lessee and Owner Participant, by mutual agreement of such parties, (E) with respect to a Note Holder or any Pass

Through Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass Through Trust Certificates or to support an NAIC rating for the Equipment Notes or (F) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (C),
(D), (E) or (F) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.


SECTION 9.  INDEMNIFICATION AND EXPENSES

     9.1 General Indemnity

                  9.1.1  Indemnity

     Whether or not any of the transactions contemplated hereby are consummated, Lessee shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

          (a) The Operative Agreements, the Pass Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements or the Pass Through Agreements;

          (b) The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Lessee (or any Permitted Sublessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) en-vironmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;

          (c) The offer, sale, or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby; and

          (d) Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Lessee Operative Agreement or any Pass Through Agreement or the falsity of any representation or warranty of Lessee in any Lessee Operative Agreement or any Pass Through Agreement other than in the Tax Indemnity Agreement.

                  9.1.2  Exceptions

     Notwithstanding anything contained in Section 9.1.1, Lessee shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 9.1.1 in respect of any Expense of such Indemnitee:

          (a) For any Taxes or a loss of Tax benefit, whether or not Lessee is required to indemnify therefor pursuant to Section 9.3 or the Tax Indemnity Agreement;

          (b) Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance by Lessee of its obligations pursuant to the terms of the Lessee Operative Agreements) that occur after the earliest of: (i) with respect to the Airframe, any Engine or any Part, the return of possession (it being understood that the date of the placement of the Aircraft in storage as provided in Section 5 of the Lease constitutes the date of return of the Aircraft under the Lease) of such Airframe, Engine or Part pursuant to the terms of and in compliance with the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this
     Section 9.1 shall survive for so long as Lessor shall be entitled to exercise remedies under such Section 15) or (ii) the termination of the Term in accordance with the Lease;

          (c) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except (i) for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement resulting from a Lease Event of Default and (ii) as otherwise required by the terms of Section 2.13 of the Trust Indenture or Section 11 hereof;

          (d) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of Owner Participant of any interest in the Aircraft, or the Trust Estate except for out-of-pocket costs and expenses incurred as a result of such Transfer, if, at the time of such Transfer, a Lease Event of Default shall have occurred and be continuing;

          (e) To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

          (f) In the case of First Security, to the extent attributable to matters enumerated in the proviso to Section 14;

          (g) To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement or any Pass Through Agreement;

          (h) To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement or any Pass Through Agreement;

          (i) To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Equipment Notes, the Pass Through Trust Certificates, the Trust Estate or the Trust Agreement or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws (other than any thereof caused by the acts or omissions of Lessee);

          (j) (i) With respect to any Indemnitee (other than Mortgagee), to the extent attributable to the failure of the Mortgagee to distribute funds received and distribut-able by it in accordance with the Trust Indenture, (ii) with respect to any Indemnitee (other than the Owner Trustee), to the extent attributable to the failure of the Owner Trustee to distribute funds received and distributable by it in accordance with the Trust Agreement, (iii) with respect to any Indemnitee (other than the Subordination Agent), to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (iv) with respect to any Indemnitee (other than the Pass Through Trustees), to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (v) with respect to any Indemnitee (other than the Escrow Agent), to the extent attributable to the failure of the Escrow Agent to pay funds received and payable by it in accordance with any Escrow Agreement, (vi) with respect to any Indemnitee (other than the Paying Agent), to the extent attributable to the failure of the Paying Agent to distribute funds received and distributable by it in accordance with any Escrow Agreement, (vii) to the extent attributable to the failure of the Depositary to pay funds payable by it in accordance with any Deposit Agreement, (viii) with respect to Mortgagee, to the extent attributable to the negligence or willful misconduct of Mortgagee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (ix) with respect to Owner Trustee, to the extent attributable to the negligence or willful misconduct of Owner Trustee in the distribution of funds received and distributable by it in accordance with the Trust Agreement, (x) with respect to the Subordination Agent, to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, (xi) with respect to the Pass Through Trustees, to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements, (xii) with respect to the Escrow Agent, to the extent attributable to the negligence or willful misconduct of the Escrow Agent in the payment of funds received and payable by it in accordance with any Escrow Agreement, and (xiii) with respect to the Paying Agent, to the extent attributable to the negligence or willful misconduct of the Paying Agent in the distribution of funds received and distributable by it in accordance with any Escrow Agreement;

          (k) Other than during the continuation of a Lease Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement or Pass Through Agreement other than such as have been requested by Lessee or as are required by or made pursuant to the terms of the Operative Agreements or Pass Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass Through Agreements);

          (l) To the extent attributable to any amount which such Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Lessee;

          (m) To the extent that such Expense is a loss of future profits of, a cost or expense unreasonably incurred by, or an ordinary and usual operating or overhead expense of, such Indemnitee;

          (n) With respect to the Owner Participant or the Owner Trustee, or any related Indemnitee, to the extent attributable to the deregistration of the Aircraft under the Act as a result of Owner Participant's or Owner Trustee's (or any related Indemnitee of either) not being a Citizen of the United States as a result of any act (other than reregistration of the Aircraft pursuant to Section 7.1.2 of the Lease) of Owner Participant or Owner Trustee, or any related Indemnitee of either of the foregoing (not taken at the request of the Lessee);

          (o) With respect to the Owner Trustee or any related Indemnitee, to the extent attributable to the deregistration of the Aircraft under the Act as a result of Owner Trustee or any related Indemnitee not being a Citizen of the United States as a result of any act (other than re-registration of the Aircraft pursuant to Section 7.1.2 of the Lease) of the Owner Trustee or any related Indemnitee (not taken at the request of the Lessee);

          (p) For any Lessor Lien attributable to such Indemnitee or any related Indemnitee;

          (q) If another provision of an Operative Agreement or a Pass Through Agreement specifies the extent of Lessee's responsibility or obligation with respect to such Expense, to the extent Lessee has complied with such specified responsibility or obligation;

          (r) To the extent constituting principal, Make-Whole Amount or interest on the Equipment Notes attributable solely to an Event of Default not constituting a Lease Event of Default;

          (s) To the extent incurred by or asserted against an Indemnitee as a result of any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code; or

          (t) For any loss attributable to, arising from or in connection with any inspections or inspection rights arising from or in connection with any of the Operative Documents or the Transactions.

          For purposes of this Section 9.1, a Person shall be considered a "related" Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

                  9.1.3  Separate Agreement

     This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

                  9.1.4  Notice

     If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 9.1 is made, such Indemnitee shall give prompt written notice thereof to Lessee. Notwithstanding the foregoing, the failure of any Indemnitee to notify Lessee as provided in this Section 9.1.4, or in Section 9.1.5, shall not release Lessee from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Lessee (in which event Lessee shall not be responsible for such additional expense) or materially impairs Lessee's ability to contest such claim.

                  9.1.5  Notice of Proceedings; Defense of Claims; Limitations

          (a) In case any action, suit or proceeding shall be brought against any Indemnitee for which Lessee is responsible under this Section 9.1, such Indemnitee shall notify Lessee of the commencement thereof and Lessee may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 9.1.5(c), settle or compromise the same.

          (b) Lessee or its insurer(s) shall have the right, at its or their expense, to investigate or, if Lessee or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 9.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 9.1, and each Indemnitee shall cooperate with Lessee or its insurer(s) with respect thereto; provided, that Lessee shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Lease Event of Default arising under Section 14.1 of the Lease. In connection with any such action, suit or proceeding being controlled by Lessee, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Lessee; provided, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with the defense of such case.

          (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed. Any settlement or compromise without such consent of Lessee shall be deemed a waiver by such Indemnitee of its right to be indemnified with respect to such Expense under this Section 9.1.

          (d) In the case of any Expense indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to
     Section 11 of the Lease,
     at Lessee's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

          (e) If an Indemnitee is not a party to this Agreement, Lessee may require such Indemnitee to agree in writing to the terms of this Section 9 and Section 15.8 prior to making any payment to such Indemnitee under this
     Section 9.

          (f) Nothing herein shall be deemed to be an assumption by Lessee of obligations of Owner Trustee with respect to, or a guarantee by Lessee of, any amounts payable by Owner Trustee upon Equipment Notes or a guarantee of any residual value of the Aircraft.

          (g) Nothing contained in this Section 9.1.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

                  9.1.6  Information

     Lessee will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Lessee's control or is reasonably available to Lessee, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 9.1.5. The Indemnitee shall supply Lessee with such information not within the control of Lessee, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Lessee may reasonably request to control or participate in any proceeding to the extent permitted by Section 9.1.5.

                  9.1.7 Effect of Other Indemnities; Subrogation; Further Assurances

     Upon the payment in full by Lessee of any indemnity provided for under this Agreement, Lessee, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim such Indemnitee may have under Section 5.03 or Article VII of the Trust Indenture or Section 5.3 or 7 of the Trust Agreement) in re-spect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee and at Lessee's expense.

                  9.1.8  Refunds

     If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Lessee hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense) over to Lessee unless a Lease Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Owner Trustee (or, so long as the Trust Indenture shall not have been discharged, to Mortgagee) to hold as security for Lessee's obligations under the Lessee Operative Agreements or, if requested by Lessee, applied to satisfy such obligations.

     9.2 Expenses

                  9.2.1 Invoices and Payment

     Each of the Owner Trustee, Mortgagee, the Owner Participant, Lessee, the Pass Through Trustees, and the Subordination Agent shall promptly submit to Lessee for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Delivery Date). If so submitted and approved, the Owner Participant agrees promptly, but in any event no later than the 105th day after the Delivery Date, to pay (but not in excess of [ ]% of Lessor's Cost) Transaction Expenses. Notwithstanding the foregoing, Lessee at its sole option shall have the right to pay directly any and all Transaction Expenses. Lessee shall be obligated to pay directly any and all Transaction Expenses which are in excess of [ ]% of Lessor's Cost. If Owner Participant shall fail to pay any Transaction Expense that it is obligated to pay hereunder, Lessee shall pay such Transaction Expense. Any such payment by Lessee shall not affect Owner Participant's obligations or Lessee's rights against Owner Participant for its failure to make any such payment.

                  9.2.2  Payment of Other Expenses

     Lessee shall pay (i) the ongoing fees and expenses of Owner Trustee and Mortgagee, and (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by any Participant attributable to (A) any transfer of title to the Aircraft or any Engine contemplated by Section 4.5 of the Lease or (B) any waiver, amendment or modification of any Operative Agreement to the extent requested by Lessee.

                  9.2.3  Payments if Transactions Do Not Close

     In the event that the transaction contemplated by this Agreement fails to close as a result of the Owner Participant's failure to comply with its obligations under this Agreement or any breach of a representation or warranty of Owner Participant made in or pursuant to any Operative Agreement, notwithstanding any other rights and remedies that the parties hereto shall have against Owner Participant, the Owner Participant will be responsible for all of its fees and expenses, including but not limited to the fees, expenses and disbursements of its special counsel and the fees of the Appraiser referred to in Section 5.1.2(xv).

     9.3 General Tax Indemnity

                  9.3.1  General

     Except as provided in Section 9.3.2, Lessee agrees that each payment of Rent paid by Lessee pursuant to the Lease, and any other payment or indemnity paid by Lessee to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income), and in the event that Lessee shall be required by applicable law to make any such withholding or deduction for any such payment
(x) Lessee shall make all such withholdings or deductions, (y) the amount payable by Lessee shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Lessee shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Lessee further agrees that, in the event it is required to withhold from any payment of Basic Rent, Stipulated Loss Value (and amounts determined by reference thereto), and amounts payable upon exer-cise of Lessee's purchase option pursuant to Section 17.3 of the Lease, any Tax imposed upon Owner Participant or Owner Trustee (including any withholding Tax based on income or receipts of Owner Participant or Owner Trustee) and such Tax is excluded from indemnification pursuant to Section 9.3.2, Lessee shall pay such additional amount, if any, required so that the total amount paid by Lessee (after making all required withholdings) is equal to (assuming timely payment of the Equipment Notes prior to the relevant Payment Date) the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on the relevant Payment Date, together with accrued and unpaid interest, due on the Equipment Notes; Owner Participant or Owner Trustee, as the case may be, shall reimburse Lessee for any such additional amounts within two Business Days after demand therefor. Except as provided in Section 9.3.2 and whether or not any of the transactions contemplated hereby are consummated, Lessee shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien (other than a Lessor Lien), financing, refinancing requested by the Lessee, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) rent, interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Trust Estate) or the transactions contemplated thereby.

                  9.3.2  Certain Exceptions

     The provisions of Section 9.3.1 shall not apply to, and Lessee shall have no liability hereunder for, Taxes:

          (a) imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority)
     (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, use, license or property Taxes);

          (b) imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) sales, use, license or property Taxes, or (B) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part thereof by a Lessee Person within the jurisdiction of the Taxing Authority imposing such Tax, or (II) the activities of any Lessee Person (except for activities of a Lessee Person that is not an

     Affiliate, successor or assign of the Lessee, which activities are unrelated to the transactions contemplated by the Operative Agreements) in such jurisdiction, including, but not limited to, use of any other aircraft by Lessee in such jurisdiction, (III) the status of any Lessee Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (IV) Lessee having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction or (V) in the case of the Pass Through Trustees, any Participant or any related Tax Indemnitee, the Lessee being incorporated, organized, maintaining a place of business or conducting activities in such jurisdiction);

          (c) on, or with respect to, or measured by, any trustee fees, commissions or compensation received by Owner Trustee, Pass Through Trustee, Subordination Agent or Mortgagee;

          (d) on the Trust or the Trust Estate that result from treatment of the Trust or the Trust Estate as an entity, such as a corporation, separate and apart from the Owner Participant;

          (e) that are being contested as provided in Section 9.3.4 hereof;

          (f) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

          (g) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee (or, in the case of the Owner Participant, by Owner Trustee, or, in the case of Taxes imposed on a transferee, by the transferor) of any interest in the Aircraft, the Airframe, any Engine or any Part, the Rent (other than the assignment of Rent to the Loan Trustee pursuant to the Trust Indenture), the Trust, the Trust Estate, the Trust Indenture Estate, the Lease or any interest arising under the Operative Agreements or any Equipment Note or a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (A) a substitution or replacement of the Aircraft, the Airframe, any Engine or any Part by a Lessee Person that is treated for Tax purposes as a transfer or disposition, (B) a transfer pursuant to an exercise of remedies upon a Lease Event of Default that shall have occurred and have been continuing, or (C) a transfer to Lessee pursuant to Section 17.3 of the Lease);

          (h) Taxes in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in paragraph (g) above;

          (i) imposed on the Owner Participant and indemnified by Lessee pursuant to the Tax Indemnity Agreement;

          (j) imposed with respect to any period after the expiration or earlier termination of the Term and, if required pursuant to the terms of the Lease, the return of possession of the Aircraft to Lessor or placement in storage at the request of Lessor in accordance with the Lease (provided that this exclusion (j) shall not apply to Taxes imposed after such period arising as a result of payments by Lessee under the Operative Agreements after such period);

          (k) consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of Lessee to fulfill its obligations, if any, under Section 9.3.6 with respect to such return;

          (l) resulting from, or that would not have been imposed but for, any Lessor Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee;

          (m) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

          (n) in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of Loan Participant or any Note Holder in any Equipment Note or the loan evidenced thereby or (ii) upon or with respect to the value of the interest of the Owner Participant in the Trust Estate or the Trust, in each case only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements in the taxing jurisdiction of such Tax Indemnitee;

          (o) that is included in Lessor's Cost and paid to the appropriate Taxing Authority;

          (p) imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

          (q) Taxes relating to ERISA or Section 4975 of the Code.

     For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees that are successors, assigns, agents, servants or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

                  9.3.3  Payment

          (a) Lessee's indemnity obligation to a Tax Indemnitee under this
     Section 9.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this
     Section 9.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this
     Section 9.3), shall equal the amount of the Tax indemnifiable under this
     Section 9.3.

          (b) At Lessee's request, the computation of the amount of any indemnity payment owed by Lessee or any amount owed by a Tax Indemnitee to Lessee pursuant to this Section 9.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Lessee. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

          (c) Each Tax Indemnitee shall provide Lessee with such certifications, information and documentation as shall be in such Tax Indemnitee's possession and as shall be reasonably requested by Lessee to minimize any indemnity payment pursuant to this Section 9.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Lessee with any Tax returns.

          (d) Each Tax Indemnitee shall promptly forward to Lessee any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 9.3. Lessee shall pay any amount for which it is liable pursuant to this Section 9.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 9.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Lessee shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of any Tax paid by Lessee or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Lessee shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Lessee or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 9.3, a "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 9.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 9.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or
     (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

          (e) If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this Section
     9.3 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Lessee an amount equal to the lesser of
     (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 9.3 by Lessee to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Lessee pursuant to this Section 9.3.3 (e)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Tax Indemnitee pursuant to this Section 9.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as a Lease Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 9.3.1 without regard to the provisions of
     Section 9.3.2 (other than Section 9.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

                  9.3.4  Contest

          (a) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Lessee could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Lessee could have an indemnity obligation hereunder, such

     Tax Indemnitee shall promptly give Lessee notice in writing of such claim (provided, that failure to so notify Lessee shall not relieve Lessee of its indemnity obligations hereunder unless such failure to notify effectively forecloses Lessee's rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Lessee for 30 days following the receipt of such notice by Lessee; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Lessee) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Lessee shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Lessee with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Lessee may be required to indemnify hereunder. If requested by Lessee in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Lessee (including, without limitation, all reasonable costs, expenses and reasonable attorneys' and accountants' fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Lessee to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Lessee, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Lessee to control the conduct of any such proceeding and shall provide to Lessee (at Lessee's cost and expense) with such information or data that is in such Tax Indemnitee's control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Lessee in good faith regarding the manner of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 9.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Lessee (except as contemplated by Section 9.3.4(b) or (c)).

          (b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Lessee to pursue any contest) unless (i) Lessee shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys' and accountants' fees and disbursements, (ii) if such contest shall involve the payment of the claim, Lessee shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Lessee any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment), (iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Lessee shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Lessee in writing promptly after it becomes aware of any such risk), (iv) no Lease Event of Default shall have occurred and be continuing unless Lessee has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by Lessee, Lessee shall have acknowledged its liability for such claim hereunder, provided that Lessee shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Lessee has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Lessee pursuant to this Section 9.3 without the written permission of Lessee, Lessee's obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 9.3.4(c), and subject to Section 9.3.4(c), such Tax Indemnitee shall repay to Lessee any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

          (c) Notwithstanding anything contained in this Section 9.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Lessee's consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 9.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Section 9.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Lessee the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

                  9.3.5  Refund

     If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Lessee, such Tax Indemnitee shall pay to Lessee within 30 days of such re-ceipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by Lessee to such Tax Indemnitee theretofore made pursuant to this Section 9.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause
(b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Lessee to make payments to such Tax Indemnitee pursuant to this
Section 9.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund or realization of such credit.

                  9.3.6  Tax Filing

     If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 9.3, Lessee shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Lessee in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Lessee with any information in such Tax Indemnitee's possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Lessee (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Lessee shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, and Owner Trustee if the Tax Indemnitee is not Owner Trustee, or, where Lessee is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

                  9.3.7  Forms

     Each Tax Indemnitee agrees to furnish from time to time to Lessee or Loan Trustee or to such other person as Lessee or Loan Trustee may designate, at Lessee's or Loan Trustee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if
(x) such reduction or exemption is available to such Tax Indemnitee and (y) Lessee has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

                  9.3.8  Non-Parties

     If a Tax Indemnitee is not a party to this Agreement, Lessee may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this Section 9.3 and Section 15.8 prior to making any payment to such Tax Indemnitee under this Section 9.3.

                  9.3.9  Subrogation

     Upon payment of any Tax or other amount computed by reference to the amount of any Tax by Lessee pursuant to this Section 9.3 to or on behalf of a Tax Indemnitee or any Affiliate thereof, Lessee, without any further action, shall be subrogated to any claims that such Tax Indemnitee or Affiliate may have relating thereto. Such Tax Indemnitee or Affiliate shall cooperate with Lessee (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee or Affiliate) to permit Lessee to pursue such claims.

                  9.3.10  Foreign Tax On Loan Payments

     If an Owner Participant is incorporated or organized, or maintains a place of business or conducts activities in, a country other than the United States or in a territory, possession or commonwealth of the United States (within the meaning of the tax law of that foreign jurisdiction) and if as a result thereof any foreign Taxes (including withholding Taxes) are imposed on the Pass Through Trustees, Pass Through Trusts, or Note Holders, then Owner Participant shall reimburse Lessee for any payments Lessee is required to make to or on behalf of any Pass Through Trustee, Pass Through Trust, or Note Holder under this Section
9.3 as a result of the imposition of such Taxes.

The amount payable by Owner Participant to Lessee shall be an amount which, after taking into account any such Taxes, any Tax imposed upon the receipt or accrual by Lessee of such payment by Owner Participant and any tax benefits or tax savings realized by Lessee with respect to the payment of such withholding Tax or the payment hereunder, shall equal the amount of Lessee's payment to or on behalf of such Pass Through Trustee, or Note Holder.

         9.4  Payments

     Any payments made pursuant to Section 9.1 or 9.3 shall be due on the 60th day after demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Lessee, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Lessee, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Lessee, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

         9.5  Interest

     If any amount, payable by Lessee, any Indemnitee or any Tax Indemnitee under Section 9.1 or 9.3 is not paid when due, the person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

         9.6  Benefit of Indemnities

     The obligations of Lessee in respect of all indemnities, obligations, adjustments and payments in Section 9.1 or 9.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, without declaring the Lease to be in default or taking other action thereunder, and notwithstanding any provision of the Trust Indenture.

SECTION 10.  ASSIGNMENT OR TRANSFER OF INTERESTS

     10.1 Participants, Owner Trustee and Note Holders

                  10.1.1  Owner Participant

          (a) During the Term, Owner Participant shall not Transfer any or all of its right, title or interest in the Trust Estate or the Trust Agreement and to this Agreement unless such transfer is a Transfer of the entire interest held by Owner Participant, and:

               (i) The Transferee shall have full power, authority and legal right to execute and deliver and to perform the obligations of Owner Participant under this Agreement and the other Owner Participant Agreements and shall provide reasonably satisfactory evidence of such power and authority to Lessee, Owner Trustee and Mortgagee;

               (ii) The Transferee shall enter into an agreement substantially in the form of Exhibit H hereto (or otherwise in form and substance reasonably satisfactory to Lessee and Mortgagee);

               (iii) Lessee shall not be obligated to pay any greater amount or incur any greater obligation than that which it would have been obliged to pay or incur under the Lease or other Lessee Operative Agreement if no transfer or assignment had taken place, and the terms and conditions of this Lease and the other Lessee Operative Agreements insofar as they relate to the rights and obligations of Lessee or the Loan Participant shall not be altered;

               (iv) Owner Participant shall deliver to Lessee, Owner Trustee and Mortgagee an opinion of counsel substantially in the form of Exhibit I hereto (or otherwise in form and substance reasonably satisfactory to Lessee and Mortgagee) to the effect that such agreement or agreements referred to in Section 10.1.1(a)(ii) and, if applicable, 10.1.1(a)(vi) are legal, binding and enforceable in accordance with its or their terms and that such transfer will not violate the Act, the registration provisions of the Securities Act, or any other applicable Federal law;

               (v) The Transferee is a Citizen of the United States (it being understood that the existence of any such requirement is to be determined without giving consideration to Section 47.9 of the FAA Regulations or any other provi-sion that may restrict Lessee's use or operation of the Aircraft), or shall use a voting powers trust or similar arrangement in order to hold an interest in the Trust Estate such that the Aircraft can be registered in the United States (without giving consideration to Section 47.9 of the FAA Regulations); and

               (vi) The Transferee shall be a single person and shall be either
          (A) a Permitted Institution or (B) any other person (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or an Affiliate of any of the foregoing) the obligations of which under the Owner Participant Agreements are guaranteed by a Permitted Institution in any case, pursuant to a written guaranty, in form and substance reasonably satisfactory to Lessee, Owner Trustee and Mortgagee.

          (b) Owner Participant shall give written notice to Lessee, Mortgagee and Owner Trustee at least 10 days prior to any such Transfer, specifying the name and address of the proposed Transferee, and providing financial statements of the proposed Transferee evidencing satisfaction of the requirements described in Section 10.1.1(a)(vi)(A) or (B) above.

          (c) Any fees, charges and expenses, including the reasonable legal fees, charges and expenses incurred by Lessee, Owner Participant, Mortgagee, any Note Holder or Owner Trustee in connection with any Transfer by Owner Participant permitted by this Section 10.1.1, or by the Transferee in any such case, will be paid for by Owner Participant.

                  10.1.2  Owner Trustee

     Owner Trustee may transfer its interests in the Trust Agreement pursuant to
Section 9 thereof.

                  10.1.3  Note Holders

     Subject to Section 7.5.2 hereof and Section 2.07 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes and the Trust Indenture Estate to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or Trust Indenture Estate and Lessee shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by all of the covenants of Note Holders contained in the Operative Agreements.

                  10.1.4  Lessee's Assumption of the Certificates

          (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Mortgagee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to purchase the Aircraft pursuant to
     Section 17.3 of the Lease, then, upon compliance with the applicable provisions of the Lease and the other Operative Agreements, each of the parties will execute and deliver appropriate documentation transferring to Lessee all right, title and interest in and to the Aircraft (including, without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting in Lessee of all right, title and interest in and to the Aircraft), such transfer to be without recourse or warranty (except as to the absence of Lessor's Liens attributable to the Owner Trustee) but subject to the Lien of the Indenture, and if the Lessee, in connection with such purchase, elects to assume the obligations of the Owner Trustee to the Mortgagee and the Note Holders under the Indenture, the Equipment Notes, and hereunder, then the Lessee shall so notify the Mortgagee, and each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining for the benefit of the Note Holders and the other Indenture Indemnitees the security interest in the Aircraft created by the Indenture, and upon compliance with the provisions of this Section 10.1.4 releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Equipment Notes, the Indenture, this Agreement, and the other Operative Agreements, except any obligations relating to the period prior to such assumption and take all such other actions, at the

     Lessee's expense, as are reasonably necessary to permit such assumption of the Lessee.

          (b) In connection with such assumption:

               (i) the Lessee shall execute and deliver an instrument (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy, and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Amount, if any, interest, and all other sums owing on all outstanding Equipment Notes (or on the Lessee's substituted obligations) or otherwise payable under the Indenture in accordance with their terms, and punctually to perform and observe all of the covenants and obligations hereunder and under the Indenture and the Equipment Notes (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee, and (B) which contains amendments to the Trust Indenture, in form and substance as reasonably satisfactory to the Mortgagee, that incorporate therein such provisions from the Lease and this Agreement as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in the Lease and covenants substantially identical to the covenants of the Lessee hereunder and under the Lease;

               (ii) the instrument referred to in paragraph (i) of this Section 10.1.4(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary (or reasonably requested by the Mortgagee) to establish the Lessee's title to and interest in the Aircraft or to reflect the substitution of the Lessee for the Owner Trustee under the Operative Agreements or to continue the perfection of the security interests in the Aircraft and the other rights, property, and interests included in the Trust Indenture Estate for the benefit of the Note Holders and the other Indenture Indemnitees (or the Lessee's substituted obligations) shall be filed in such form, manner, and places as are necessary or, in the reasonable opinion of the Indenture Trustee, advisable for such purpose;

               (iii) the Mortgagee shall have received an insurance report dated the effective date of such assumption of an independent insurance broker and certificates of insurance, each in form and substance satisfactory to the Mort-gagee, as to the due compliance as of the effective date of such assumption with the terms of Section 11 of the Lease (as it relates to the Mortgagee) relating to the insurance with respect to the Aircraft;

               (iv) the Mortgagee shall have received evidence that as of the effectiveness of the assignment on the date of such assumption the Aircraft is free and clear of all Liens other than the Lien of the Indenture and other Permitted Liens;

               (v) the Mortgagee shall have received a certificate from the Lessee that no Event of Default exists as of the effective date of such assumption; and

               (vi) the Mortgagee shall have received (A) from counsel for the Lessee (who may be an attorney in Lessee's legal department) a legal opinion, in form and substance as reasonably satisfactory to the
          Mortgagee: (w) with respect to the compliance of the assumption contemplated hereby with the terms hereof, (x) with respect to the due authorization, execution, delivery, validity, and enforceability of the instrument referred to in paragraph (i) of this Section 10.1.4(b),
          (y) with respect to the continued perfection of the first and prior Lien and security interest in the Aircraft for the benefit of the Holders of the Equipment Notes and the other Indenture Indemnitees (or the Lessee's substituted obligations) referred to in paragraph (ii) of this Section 10.1.4(b), and (z) with respect to the continued availability of the benefits of Section 1110 of the Bankruptcy Code to the Mortgagee for the benefit of the Holders with respect to the Aircraft after giving effect to such assumption, provided, that the opinion required by subclause (z) need only be given if immediately prior to such assumption the Owner Trustee should have been entitled to the benefits of Section 1110 of the Bankruptcy Code, (B) from counsel to the Mortgagee and special counsel in Oklahoma City, a legal opinion comparable to the respective opinions delivered on the Issuance Date or the Delivery Date, as the case may be, with such changes therein as may be appropriate in light of such assumption, and
          (C) in the case of each opinion described in clause (A) or (B) above, covering such additional matters as the Mortgagee shall reasonably request.

          (c) The Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of the Mortgagee, the Owner Trustee, the Pass Through Trustee, the Subordination Agent, each Liquidity Provider and the Owner Participant in connection with such assumption.

          (d) Such assumption may occur only if, the Lessee has (i) provided an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred or (ii) indemnified the then existing beneficial owners of certificates against any incremental U.S. federal income taxes that may be imposed on them as a direct consequence of such assumption (including any taxes that may be imposed as a result of the payment of such indemnification).

     10.2 Effect of Transfer

     Upon any Transfer in accordance with Section 10.1.1, 10.1.2 or 10.1.3 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed an "Owner Participant," "Owner Trustee" or a "Note Holder," respectively, for all purposes of this Agreement and the other Operative Agreements and, in the case of a Transferee of any Participant or Note Holder, shall be deemed to have paid its ratable portion of Lessor's Cost previously made by Owner Participant or Loan Participant, respectively, making such conveyance and represented by the interest being conveyed, and each reference herein to Owner Participant, Owner Trustee or Note Holder, respectively, shall thereafter be deemed a reference to such Transferee for all purposes, and the transferring Owner Participant, Owner Trustee, Loan Participant or Note Holder shall be released (except, in the case of Owner Participant, to the extent of any guaranty provided by it under Section 10.1.1(a)(vi)) from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Owner Participant, Owner Trustee or Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

SECTION 11.  REFUNDING AND CERTAIN OTHER MATTERS

     11.1 Refunding Generally

     Subject to Sections 11.2 and 11.4, in the event that at any time Lessee shall have given written notice to Owner Participant, Owner Trustee, and Mortgagee that Lessee is requesting a voluntary redemption of all, but not less than all, of the outstanding Equipment Notes (in compliance with the provisions of Sections 2.11 and 2.12 of the Trust Indenture) by Owner Trustee as part of a refunding transaction, Owner Participant agrees to negotiate in good faith and to promptly conclude an agreement with Lessee as to the terms of such refunding transaction in form and substance reasonably satisfactory to Owner Participant (including the terms of any debt to be issued in connection with such refunding transaction and the documentation to be executed in connection therewith), and after Lessee and Owner Participant shall have concluded such an agreement:

                  11.1.1  Refunding Certificate

     Within 10 Business Days after reaching such agreement, Owner Participant will deliver to Lessee a Refunding Certificate. Within 10 Business Days of its receipt of the Refunding Certificate, Lessee may demand a verification pursuant to Section 3.2.1(d) of the Lease of the information set forth in the Refunding Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refunding Certificate or the determination pursuant to such verification procedures of the Refunding Information, the appropriate parties will take the actions specified in Sections 11.1.2 through 11.1.7 below.

                  11.1.2  Financing Agreements

     The appropriate parties will enter into appropriate documentation (which may include an underwriting agreement or similar private placement agreement) with the institution or institutions to be named therein providing for (a) the issuance and sale by Owner Trustee to such institution or institutions on the Refunding Date of the New Debt and (b) the application of the proceeds of the sale of the New Debt to the redemption of all such Equipment Notes on the Refunding Date. Lessee, acting on behalf of Owner Trustee, shall give Mortgagee at least 20 days revocable prior written notice of the proposed date of the optional redemption.

                  11.1.3  Lease Amendments

     As a condition to the closing of the refunding transaction, Lessee and Owner Trustee will amend the Lease, as contemplated by Section 3.2.1(b) of the Lease, to provide that (a) Basic Rent in respect of the period from and after the Refunding Date shall be as provided in the Refunding Information and (b) amounts payable in respect of Stipulated Loss Value and Termination Value and, if applicable, the EBO Price and the EBO Date, from and after the Refunding Date shall be as provided in the Refunding Information.

                  11.1.4  Security Agreements

     Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Equipment Notes and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) and the other Operative Agreements as may be necessary to effect such refunding.

                  11.1.5  Expenses

     Whether or not such refunding transaction is consummated, Lessee shall pay or reimburse all of the reasonable out-of-pocket expenses of all parties to such refunding transaction, including, without limitation, any underwriting or placement fees and the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees.

                  11.1.6  Make Whole Amount

     At the closing of such refunding, Owner Trustee shall pay, upon receipt of the same from Lessee (which Lessee shall pay as Supplemental Rent as a condition to the closing to the refunding transaction), to the Mortgagee for the account of each Note Holder, the Make-Whole Amount, if any, payable to such Note Holder under Section 2.11 of the Trust Indenture.

                  11.1.7  Return of Equipment Notes

     Subject to compliance by Owner Trustee and Lessee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Note Holder will transfer to Owner Trustee the Equipment Notes held by it for cancellation (and Owner Trustee shall cancel the same), against receipt by such Note Holder of the then-outstanding principal amount of such Equipment Notes, accrued and unpaid interest and Make-Whole Amount, if any, thereon, together with payment in full of all other amounts then payable to such Note Holder and Mortgagee hereunder or under the Trust Indenture.

     11.2 Limitations on Obligation to Refund

     Notwithstanding the foregoing, Owner Participant shall have no obligation to proceed with any refunding transaction as contemplated by this Section 11:

          (a) If such transaction would have, or creates a material risk of, an adverse tax consequence to Owner Participant unless Lessee agrees to indemnify Owner Participant against such adverse tax consequence;

          (b) Unless Lessee indemnifies Owner Participant for any liability, obligation (other than the obligation to pay principal and interest and related payments in respect of the New Debt), cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding transaction;

          (c) If a Lease Event of Default shall have occurred and be continuing; or

          (d) If there shall have previously been consummated three refunding transactions at Lessee's request pursuant to this Section 11.

     11.3 Execution of Certain Documents

     Lessee, Owner Participant, Owner Trustee and Mortgagee each agree to execute any document necessary or advisable to implement this Section 11 (including, without limitation, the execution, delivery and/or provision of any appropriate additional or modified amendment, representation, warranty, certificate, opinion or other document that may reasonably be requested by Lessee or any other person).

     11.4 ERISA

     Owner Participant shall not be obligated to conclude the proposed refunding transaction unless the agreements utilized to effect such refunding contain an agreement by the initial holders of the New Debt substantially the same as
Section 7.5.2(b) of this Agreement, except in the case of any refunding transaction where the New Debt is sold in a public of-fering under the Securities Act or a private placement intended for resale pursuant to Rule 144A under the Securities Act, in which case the holders of the New Debt shall be subject to the restrictions relating to ERISA substantially the same as those applicable to the purchasers of the Pass Through Certificates, as described in the Prospectus Supplement relating to the initial issuance and sale of the Pass Through Certificates.

     11.5 Consent to Optional Redemptions

     Each of Owner Participant, Owner Trustee and Mortgagee agrees with Lessee not to cause an optional redemption of the Equipment Notes without Lessee's consent except as set forth in Section 2.12 of the Trust Indenture.


SECTION 12.  SECTION 1110

     It is the intention of each of Lessee, Owner Participant, Loan Participant, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), Owner Trustee and Mortgagee that Owner Trustee, as lessor under the Lease (and Mortgagee as assignee of Owner Trustee under the Trust Indenture), shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.


SECTION 13.  CHANGE OF CITIZENSHIP

     13.1 Generally

     Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States:

          (a) Each of Lessee, First Security, WTC and Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith; and

          (b) Owner Participant agrees that, in the event its status is to change or has changed as a Citizen of the United States, or it makes public disclosure of circum-stances as a result of which it believes that such status is likely to change, it will notify all the other parties to this Participation Agreement of (i) such change in status promptly after obtaining Actual Knowledge thereof or (ii) such belief as soon as practicable after such public disclosure but in any event within ten Business Days after such public disclosure.

     13.2 Owner Participant

     Owner Participant agrees, solely for the benefit of Lessee and the Note Holders that if, during such time as the Aircraft is registered in the United States, (a) it shall not be a Citizen of the United States and (b) the Aircraft shall be, or would therefore become, ineligible for registration in the name of Owner Trustee under the Act and regulations then applicable thereunder (without giving consideration to Section 47.9 of the FAA Regulations or any other provision that may restrict Lessee's use or operation of the Aircraft), then Owner Participant shall as soon as is reasonably practicable, but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship, (y) effect voting trust or other similar arrangements (in which case any provisions contained in the Operative Agreements restricting Owner Participant's or Owner Trustee's ability to amend the Trust Agreement shall not apply to the extent necessary to permit the use of such a voting trust or other similar arrangement) or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the Aircraft or (z) transfer in accordance with the terms of this Agreement all its right, title and interest in and to this Agreement, the Trust Estate and the Trust Agreement in accordance with Section 10.1.

     13.3 Owner Trustee

     Upon First Security giving any notice in accordance with Section 13.1(a), Owner Trustee shall, subject to Section 9.1.1 of the Trust Agreement, resign as Owner Trustee. Upon its receipt of such notice, Owner Participant shall as promptly as practicable appoint a Citizen of the United States as successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement.

     13.4 Mortgagee

     Upon WTC giving any notice in accordance with Section 13.1(a), Mortgagee shall (if and so long as such citizen-ship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee's citizenship could have any adverse effect on Lessee, any Participant or any Note Holder), subject to Section 8.02 of the Trust Indenture, resign as Mortgagee promptly upon its ceasing to be such a citizen.


SECTION 14.  CONCERNING OWNER TRUSTEE

     It is understood and agreed that, except as otherwise expressly provided herein or in the Trust Agreement or the Trust Indenture, Owner Trustee is entering into this Agreement solely in its capacity as trustee as provided in the Trust Agreement and not in its individual capacity and in no case whatsoever will it be liable or accountable in its individual capacity for any of the statements, representations, warranties, agreements or obligations of Owner Trustee hereunder, or for any loss in respect thereof, as to all of which the parties agree to look solely to the Trust Estate; provided, that nothing in this
Section 14 shall be deemed to limit in scope or substance the personal liability of First Security (a) to Owner Participant as expressly set forth in the Trust Agreement, (b) in respect of the representations, warranties and agreements of First Security expressly made as such herein or in any other Operative Agreement to which it is a party, and (c) for the consequences of its own gross negligence, willful misconduct, and, in receiving, handling or remitting of funds only, its willful misconduct or simple negligence as a trustee.


SECTION 15.  MISCELLANEOUS

     15.1 Amendments

     No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

     15.2 Severability

     If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

     15.3 Survival

     The representations, warranties, covenants and indemnities set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest of Owner Participant in this Agreement, the Trust Estate and the Trust Agreement, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

     15.4 Reproduction of Documents

     This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

     15.5 Counterparts

     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     15.6 No Waiver

     No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

     15.7 Notices

     Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile (followed by overnight courier service for next Business Day receipt) or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed; provided there is receipt of such notice the next Business Day from an overnight courier service or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

     15.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

          (a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

          (b) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

          (c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES THAT THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 15.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 15.8(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

          (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN

     ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

          (e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     15.9 Third-Party Beneficiary

     This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Liquidity Provider, the Depositary, the Escrow Agent and the Paying Agent, each of which is an intended third party beneficiary with respect to the provisions of Section 9.1) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Liquidity Provider, the Depositary, the Escrow Agent and the Paying Agent, with respect to the provisions of Section 9.1) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

     15.10 Entire Agreement

     This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

     15.11 Further Assurances

     Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further commercially reasonable acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

                      [This space intentionally left blank]

     IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.


                                  ATLAS AIR, INC.,
                                     Lessee


                                  By:
                                       --------------------------------
                                       Name:
                                       Title:


                                  -------------------------------------,
                                     Owner Participant


                                  By:
                                       --------------------------------
                                       Name:
                                       Title:


                                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                     not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee


                                  By:
                                       --------------------------------
                                       Name:
                                       Title:


                                  WILMINGTON TRUST COMPANY,
                                     not in its individual capacity, except as expressly provided herein, but solely as Mortgagee


                                  By:
                                       --------------------------------
                                       Name:
                                       Title:

                                  WILMINGTON TRUST COMPANY,
                                     not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Atlas Air, Inc. Pass Through Trust, 1999-


                                  By:
                                       --------------------------------
                                       Name:
                                       Title:


                                  WILMINGTON TRUST COMPANY,
                                     not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Atlas Air, Inc. Pass Through Trust, 1999-


                                  By:
                                       --------------------------------
                                       Name:
                                       Title:


                                  WILMINGTON TRUST COMPANY,
                                     not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Atlas Air, Inc. Pass Through Trust, 1999-


                                  By:
                                       --------------------------------
                                       Name:
                                       Title:

                                  WILMINGTON TRUST COMPANY,
                                     not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent


                                  By:
                                       --------------------------------
                                       Name:
                                       Title:

                                                                   Schedule 1 to
                                                         Participation Agreement


                               ACCOUNTS; ADDRESSES


-------------------------------------------------------------------------------------------------------------------
                                        Account for Payments                  Address For Notices
-------------------------------------------------------------------------------------------------------------------

ATLAS AIR, INC.                         [                                     Atlas Air, Inc.
                                                                              538 Commons Drive
                                                                              Golden, CO  80401
                                                                     ]        Attention:  Chief Financial
                                                                                Officer
                                                                              Facsimile:

FIRST SECURITY BANK,                    First Security Bank,                  First Security Bank,
NATIONAL ASSOCIATION                    National Association                  National Association
                                        79 South Main Street                  79 South Main Street
                                        Salt Lake City, Utah  84111           Salt Lake City, Utah 84111
                                        Account No.:                          Attention:  Corporate Trust
                                        Corporate Trust Department              Department
                                        ABA#:                                 Facsimile:
                                        Reference: Atlas Lease
WILMINGTON TRUST COMPANY, AS MORTGAGEE  The Chase Manhattan Bank              Wilmington Trust Company
                                        New York, New York  10081             One Rodney Square
                                        Account No.:                          1100 North Market Street
                                        ABA#:                                 Wilmington, Delaware  19890
                                        Attention: Corporate Trust            Attention:  Corporate Trust
                                        Administration                          Administration
                                        Reference: Atlas Lease                Facsimile:

WILMINGTON TRUST COMPANY, AS            The Chase Manhattan Bank              Wilmington Trust Company
SUBORDINATION AGENT                     New York, New York  10081             One Rodney Square
                                        Account No.:                          1100 North Market Street
                                        ABA#:                                 Wilmington, Delaware  19890
                                        Attention: Corporate Trust            Attention:  Corporate Trust
                                        Administration                          Administration
                                        Reference:  Atlas Lease               Facsimile:

WILMINGTON TRUST COMPANY, AS PASS       The Chase Manhattan Bank              Wilmington Trust Company
THROUGH TRUSTEE FOR THE 1999-   PASS    New York, New York  10081             One Rodney Square
THROUGH TRUST                           Account No.:                          1100 North Market Street
                                        ABA#                                  Wilmington, Delaware 19890
                                        Attention:  Corporate Trust           Attention:  Corporate Trust
                                        Administration                          Administration
                                        Reference:  Atlas Lease               Facsimile:

WILMINGTON TRUST COMPANY, AS PASS       The Chase Manhattan Bank              Wilmington Trust Company
THROUGH TRUSTEE FOR THE 1999-   PASS    New York, New York  10081             One Rodney Square
THROUGH TRUST                           Account No.:                          1100 North Market Street
                                        ABA#                                  Wilmington, Delaware 19890
                                        Attention:  Corporate Trust           Attention:  Corporate Trust
                                        Administration                          Administration
                                        Reference:  Atlas Lease               Facsimile:

WILMINGTON TRUST COMPANY, AS PASS       The Chase Manhattan Bank              Wilmington Trust Company
THROUGH TRUSTEE FOR THE 1999-   PASS    New York, New York  10081             One Rodney Square
THROUGH TRUST                           Account No.:                          1100 North Market Street
                                        ABA#                                  Wilmington, Delaware 19890
                                        Attention:  Corporate Trust           Attention:  Corporate Trust
                                        Administration                          Administration
                                        Reference:  Atlas Lease               Facsimile:



                                                                   Schedule 2 to
                                                         Participation Agreement


                                   COMMITMENTS


       PARTICIPANT                     PERCENTAGE OF LESSOR'S COST                     DOLLAR AMOUNT

OWNER PARTICIPANT                      OWNER PARTICIPANT'S PERCENTAGE

PASS THROUGH TRUSTEE                   LOAN PARTICIPANT'S PTT PERCENTAGE
Tranche A-1                                            ___%
Tranche B                                              ___%
Tranche C                                              ___%

TOTAL                                  100%



                                                                   Schedule 3 to
                                                         Participation Agreement


                                  CERTAIN TERMS

                DEFINED TERM                               DEFINITION

Commitment Termination Date

Lessor's Cost

Counsel to the Owner Participant

OP Jurisdiction

                                                                       Exhibit A


                  FORM OF OPINION OF SPECIAL COUNSEL TO LESSEE




                                                        [      ], 1998


To the Persons Listed
on Schedule I Attached Hereto

                 Re:      Lease of Boeing Model 747-47UF Aircraft
                          with Manufacturer's Serial Number [    ]
                          and U.S. Registration Number [    ]


Gentlemen:

     We have been requested by Atlas Air, Inc., a Delaware corporation (the "Company"), to act as special counsel with respect to, and to render this opinion letter as required by Section 5.1.2(xxiii)(A) of the Participation Agreement, dated as of [ ], 199[ ] (the "Participation Agreement"), among [ ], as Owner Participant (the "Owner Participant"), First Security Bank, National Association ("First Security"), a national banking association, as Owner Trustee (the "Owner Trustee"), Wilmington Trust Company, a Delaware banking corporation ("WTC"), as Mortgagee under the Trust Indenture, as Subordination Agent under the Intercreditor Agreement and as Pass Through Trustee under the Pass Through Trust Agreements and the Company, as Lessee. Capitalized terms used herein and not otherwise defined herein have the respective meanings given those terms in the Participation Agreement.

     In connection with this opinion letter, we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:

                         (i)   Participation Agreement;
                        (ii)   Lease;
                       (iii)   Lease Supplement No. 1;
                        (iv)   ax Indemnity Agreement;
                         (v)   Trust Agreement;
                        (vi)   Trust Indenture;
                       (vii)   Trust Indenture Supplement No. 1;

                      (viii)   Purchase Agreement Assignment;
                        (ix)   Airframe Manufacturer Consent and Agreement;
                         (x)   Engine Manufacturer Consent and Agreement;
                        (xi)   Forms of the Equipment Notes; and
                       (xii)   Bills of Sale


     We have also examined and relied upon such other documents and such other corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements. The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:

     (A) The opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act of 1933, as amended, and the Investment Company Act of 1940, (iii) federal or state tax, antitrust or fraudulent transfer or conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) part A of subtitle VII of Title 49, United States Code (the "Federal Aviation Act"), or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment to be acquired by the Owner Trustee. In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Participation Agreement.

     (B) The opinions set forth in paragraphs 3 and 6 below are subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of creditors or lessors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and con-cepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought, (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) the requirements of Section 9-306 of the Uniform Commercial Code of the State of New York (the "UCC") with respect to the continuation of perfection of a security interest in "proceeds" of collateral. In addition, certain remedial and procedural provisions of the Company Documents (as defined in paragraph 2 below) and the Trust Indenture are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of those agreements and does not, in our opinion, make the remedies provided in those agreements, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements. We express no opinion as to (i) any provision contained in any Operative Agreement
(a) providing for indemnification or exculpation of any Person for such Person's gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards or (e) providing for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations or (ii) Section 15.8 of the Participation Agreement or any comparable provision of any other Operative Agreement. Under certain circumstances the requirement that the provisions of an Operative Agreement may be modified or waived only in writing or only in a specific instance and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions. A court may modify or limit contractual agreements regarding attorneys' fees.

     (C) To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinions dated the date hereof of Crowe & Dunlevy being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinions and have relied with your permission on such opinions.

     (D) We have assumed the due authorization, execution and delivery of the Operative Agreements by each of the parties thereto, that each of such parties (other than the Company) has the power and authority to execute, deliver and perform each such Operative Agreement and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith, that such execution, delivery and performance does not violate its charter, by-laws or similar instrument, that the Trust Agreement constitutes the valid, binding and enforceable obligations of the parties thereto and duly creates the trust it purports to create, that the Owner Trustee for purposes of Section 9-103(3) of the UCC is located in New York and that, under applicable law, the Owner Trustee would be deemed to be the owner of the Trust Estate and Trust Indenture Estate, that First Security has the legal ability to exercise its trust powers with respect to the Trust Estate in the State of New York, that value has been given by the Loan Participants to the Owner Trustee under the Trust Indenture, that the Owner Trustee has rights in the Trust Indenture Estate, that each of First Security and WTC is duly organized, validly existing and in good standing in its jurisdiction of organization and qualified to transact business in each other jurisdiction where such qualification is required.

     (E) We have assumed the due authorization, execution and issuance of the Equipment Notes by the Owner Trustee and the due authentication of the Equipment Notes by the Mortgagee and the delivery thereof against payment therefor, all in accordance with the Participation Agreement and the Trust Indenture, and that the Equipment Notes conform to the forms thereof examined by us.

     (F) We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

     (G) We express no opinion as to (i) any provision in any Operative Agreement that is contrary to Section 2A-303, Section 9-311, or Part V of
Article 9, of the UCC, or (ii) whether or not the Lease constitutes a "security interest" within the meaning of Section 1-201(37) of the UCC. We express no opinion as to whether or not the Lease constitutes a "Finance Lease" within the meaning of Section 2A-103(g) of the UCC and we express no opinion as to the enforceability of any provision of any Operative Agreement which purports to categorize the Lease as such.

     (H) We have not made any examination of, and express no opinion with respect to (and to the extent relevant have assumed the accuracy and sufficiency of), (i) descriptions of, the legal or beneficial ownership of, or the title or condition of title to, the Trust Estate or the Trust Indenture Estate or any other property covered by any of the Operative Agreements, (ii) except as expressly set forth in paragraphs 5 and 8 below, the existence, creation, validity or attachment of any Lien thereon, (iii) except as expressly set forth in paragraph 5 below, the perfection of any Lien thereon and (iv) the priority or enforcement of any Lien thereon.

     (I) We have assumed the continuous presence in the State of New York of all collateral constituting "chattel paper" for purposes of the UCC.

     (J) In giving an opinion regarding the valid existence and good standing of the Company, we have relied solely upon certificates of public officials.

     (K) In giving the opinion set forth in paragraph 7, we have relied upon a certificate from an officer of the Company (i) that the Aircraft and Engines constitute "aircraft equipment" for purposes of the Federal Aviation Act and
(ii) that the Airframe and Engines have not been placed in service prior to October 22, 1994.

     (L) The opinions expressed herein are given as of the date hereof. We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur after the date hereof, which may affect the opinion expressed herein.

     Based on and subject to the foregoing, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The Company has all necessary corporate power to execute, deliver and perform its obligations under the Participation Agreement, the Lease, the Lease Supplement No. 1, the Purchase Agreement Assignment, and the Tax Indemnity Agreement (collectively, the "Company Documents"). Neither the execution nor delivery of the Company Documents by the Company nor the consummation of the transactions contemplated thereby will result in any violation of (a) its Certificate of Incorporation or By-laws or (b) any law, governmental rule or regulation known to us to be applicable to, or binding on, the Company, or which requires the approval of the stockholders of the Company.

          3. Each Company Document constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

          4. Except for the matters referred to in clauses (i) through (iv) of paragraph 5 below, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Company Documents or the consummation of the transactions contemplated thereby to occur at the Closing.

          5. Except for (i) the registration of the Aircraft with the FAA pursuant to the Federal Aviation Act, (ii) the filing and recordation in accordance with the Federal Aviation Act of the FAA Filed Documents, and assuming that at the time of such filing no other unrecorded document relating to the Aircraft has been filed pursuant to the Federal Aviation Act, (iii) the filing of Financing Statements referred to in Section 5.1.12 of the Participation Agreement, and the filing of periodic continuation statements with respect thereto, and (iv) the taking of possession by the Mortgagee of the original counterparts of the Lease and Lease Supplement No. 1, (a) no further filing or recording of any document is necessary (x) to establish the Owner Trustee's title to the Airframe and Engines, and (y) to create a valid security interest in the Owner Trustee's interest as owner of the Airframe and

     Engines, the Lease and the Lease Supplement No. 1 covering the Aircraft, the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment) and the Purchase Agreement Assignment in favor of the Mortgagee pursuant to the Trust Indenture and (b) no further filing or recording of any document in the State of New York or under the Federal Aviation Act is required to perfect a security interest in the Owner Trustee's interest as owner of the Airframe and Engines, the Lease and Lease Supplement No. 1 covering the Aircraft, the Purchase Agreement (to the extent assigned by the Purchase Agreement Assignment) and the Purchase Agreement Assignment in favor of the Mortgagee pursuant to the Trust Indenture.

          6. Each of the Participation Agreement, the Trust Indenture, the Lease and the Equipment Notes constitutes the valid and binding obligation of First Security, in its individual capacity (but only to the extent expressly stated in such document that First Security is entering into such document in its individual capacity) and otherwise solely as Owner Trustee, enforceable against First Security in its individual capacity (but only to the extent expressly stated in such document that First Security is entering into such document in its individual capacity) and otherwise solely as Owner Trustee in accordance with its terms.

          7. So long as the Company continues to be a "citizen of the United States", as defined in section 40102 of Title 49 of the United States Code, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, the Owner Trustee, as lessor under the Lease, and the Mortgagee, as assignee of Owner Trustee's rights under the Lease pursuant to the Trust Indenture (upon completion of foreclosure upon its interest), will be entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Airframe and Engines delivered on the date hereof in connection with any case commenced by or against the Company under Chapter 11 of Title 11 of the United States Code. We call to your attention that the U.S. District Court for the District of Colorado recently issued an opinion regarding Section 1110, In re Western Pacific Airlines, Inc., 219 B.R. 305, (D. Colo. 1998) and 221 B.R. 1 (D. Colo.
     1998), which opinion, we are informed, has been appealed to the United States Court of Appeals for the Tenth Circuit. The decision, reversing an order of the bankruptcy court, held that once a debtor air carrier agrees to perform its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110, the lessor under such lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under such lease. We are of the opinion that the District Court opinion was incorrectly decided because it is contrary to prior treatment of this issue by the courts and is contrary to the intent of Congress in enacting Section 1110. We do not express any opinion with respect to the outcome of any appeal of this decision.

          8. Upon issuance, execution, authentication and delivery of the Equipment Notes at the Closing, the Trust Indenture creates the security interest in favor of the Mortgagee, as trustee for the benefit of the holders of the Equipment Notes, in the Trust Indenture Estate it purports to create to the extent that the UCC applies to a security interest in such property.

     This opinion may be relied upon by you (and any permitted Transferee under Section 10.1.1(a) or 10.1.3 of the Participation Agreement) in connection with the matters set forth herein and, without our prior written consent, may not be relied upon for any other purpose and may not be furnished to any other Person for any purpose.


                                                     Very truly yours,

                                   Schedule I


[                        ], as Owner Participant

First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee

Wilmington Trust Company, not in its individual capacity, but solely as Mortgagee, Subordination Agent and Pass Through Trustee

Standard & Poor's Ratings Services

                 FORM OF OPINION OF CORPORATE COUNSEL TO LESSEE


To the Persons Listed
on Schedule I Hereto

                 Re:      Lease of Boeing Model 747-47UF Aircraft
                          with Manufacturer's Serial Number _____
                          and U.S. Registration Number


Ladies and Gentlemen:

     This opinion letter is being delivered by Atlas Air, Inc., a Delaware corporation ("Atlas"), through its Legal Department in connection with the transactions contemplated by the Participation Agreement dated as of _______, 199_, among __________________________, as Owner Participant, First Security Bank, National Association, a national banking corporation, as Owner Trustee, Wilmington Trust Company, a Delaware banking corporation, as Mortgagee under the Trust Indenture, Subordination Agent under the Intercreditor Agreement and as Pass Through Trustee under the Pass Through Trust Agreements and Atlas, as Lessee (the "Participation Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms in the Participation Agreement. This opinion letter is being furnished to you pursuant to Section 5.1.2(xxiii)(B) of the Participation Agreement.

     In giving the following opinions, members of Atlas's Legal Department or lawyers retained by Atlas's Legal Department have reviewed the Participation Agreement and the other Operative Agreements to which Atlas is a party and have relied upon originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition, Atlas's Legal Department has assumed and has not verified the accuracy as to factual matters of each document reviewed. As used herein, the phrase "to our knowledge" or words of similar import shall mean to the actual knowledge of Atlas's Legal Department after reasonable investigation, but shall not be interpreted to impute knowledge of others (other than members of Atlas's Legal Department).

     Based on the foregoing, and subject to the assumptions and limitations contained herein, Atlas's Legal Department is of the opinion that:

     (a) Atlas is an "air carrier" within the meaning of Section 40102 of the Act, operating under a certificate issued pursuant to Chapter 447 of the Act, is a "citizen of the United States" as such term is defined in Section 40102 of such Act and holds all authority, necessary licenses and certificates under such Act and the rules and regulations promulgated thereunder necessary for the conduct of its business and to perform its obligations under the Participation Agreement, the Lease, the Lease Supplement No. 1, the Purchase Agreement Assignment and the Tax Indemnity Agreement (collectively, the "Agreements").

     (b) The execution, delivery and performance by Atlas of each of the Agreements do not, to our knowledge, breach or result in a default under any indenture, mortgage, deed of trust, credit agreement, conditional sale contract or other agreement to which Atlas is a party or by which Atlas or its property may be bound.

     (c) The execution, delivery and performance of each of the Agreements has been duly authorized by all necessary corporate action on the part of Atlas, and each of the Agreements has been duly executed and delivered by Atlas.

     (d) There are no pending or, to our knowledge, threatened actions, suits or proceedings before any court or administrative agency or arbitrator that question the validity of any of the Agreements or that would have been required to be disclosed in Atlas's Annual Report on Form 10-K filed for the year ended December 31, 1998, on any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, except such as are therein disclosed.

     The foregoing opinions are limited to the federal law of the United States of America (other than (i) the Act (except as expressly provided in paragraph
(a) above) or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment to be acquired by Atlas, (ii) state securities or blue sky laws, or federal securities laws, (iii) federal or state tax, antitrust or fraudulent transfer or conveyance laws, as to which we express no opinion), and the General Corporation Law of the State of Delaware.


     This opinion letter is furnished to you for the purpose indicated above, and may not be relied upon by any other Person (except any permitted Transferee under Sections 10.1.1(a) or 10.1.3 of the Participation Agreement) or for any other purpose without our written consent.


                                   Very truly yours,


                                   ATLAS AIR, INC.


                                   David N. Brictson, Esq.
                                      Legal Counsel

                                   Schedule I


[                        ], as Owner Participant

First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee

Wilmington Trust Company, not in its individual capacity, but solely as Mortgagee, Subordination Agent and Pass Through Trustee

Standard & Poor's Ratings Services

                                                                       Exhibit C


                             FORM OF BOEING OPINION


To the Addressees Listed                                   [              ]
in the Attached Schedule

                  Subject:          One Boeing Model 747-47UF Aircraft
                                    Bearing Manufacturer's Serial No. [   ]

Ladies and Gentlemen:

     I am an attorney employed by The Boeing Company ("Boeing") and I am licensed to practice law in the State of Washington, United States of America. As such, I have represented Boeing in connection with the sale of the Boeing Model 747-47UF aircraft bearing Manufacturer's Serial No. [ ] (including the engines installed thereon but excluding equipment furnished by Atlas Air, Inc. ("Atlas") therefor, said aircraft herein called the "Aircraft"), pursuant to Purchase Agreement No. 2021 between Boeing and Atlas, dated June 6, 1997, as subsequently amended (the "Purchase Agreement") and as assigned by the Purchase Agreement and Engine Warranties Assignment between Atlas, as Assignor, and First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement dated as of [ ], 199[ ] with [ ] as Owner Participant, as Assignee (and referred to in the Bill of Sale (as hereinafter defined) and in this opinion as "Buyer").

     For the purpose of this opinion, I have examined and relied upon originals, or copies certified to my satisfaction, of the Purchase Agreement and of the following documents:

          1. The Manufacturer Consent and Agreement to the Purchase Agreement and Engine Warranties Assignment dated as of [ ], 199[ ] executed by Boeing (the "Consent and Agreement");

          2. The Bill of Sale executed by Boeing in favor of Buyer dated as of [ ], 199[ ] (the "Bill of Sale"); and

          3. The FAA Bill of Sale executed by Boeing in favor of Buyer dated as of [ ], 199[ ] (the "FAA Bill of Sale").

     I have also examined such other documents and records as I have deemed relevant or necessary for the purpose of giving this opinion. Based upon such examination, I am of the opinion that:

     (a) Boeing is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     (b) The Purchase Agreement, the Consent and Agreement, the Bill of Sale and the FAA Bill of Sale have been duly authorized, executed and delivered by, and constitute the legal, valid, and binding obligations of Boeing enforceable against it in accordance with the respective terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general and except as the enforceability of such obligations may be subject to general principles of equity.

     (c) Boeing has the full power, authority, and legal right to enter into and perform its obligations under the Purchase Agreement, the Consent and Agreement, the Bill of Sale, and the FAA Bill of Sale and Boeing's execution, performance, and delivery of such documents have been duly authorized by all necessary corporate action.

     (d) Good title to the Aircraft was at the time of delivery to Buyer vested in Boeing free and clear of all liens, claims, encumbrances, and rights of others; and good title to the Aircraft has been duly conveyed by Boeing to Buyer, free and clear of all liens, claims, encumbrances, and rights of others.

     (e) Each of the Bill of Sale and the FAA Bill of Sale constitutes an effective instrument for the conveyance of good title to the Aircraft to Buyer, assuming the filing for recordation of the FAA Bill of Sale for the Aircraft in accordance with the provisions of Title 49 of the United States Code, as amended.

     For the purpose of this opinion, I have assumed that Buyer has the power and authority to accept title to and delivery of the Aircraft and that the representative acting on behalf of Buyer was duly authorized to accept title to and delivery of the Aircraft on its behalf.

     With respect to the conclusions set forth herein, I express no opinion as to any laws other than the laws of the State of Washington, the corporate laws of the State of Delaware, and the federal laws of the United States.


                                Very truly yours,



                                Marilyn D. Sloan
                                Counsel

                                    SCHEDULE


                                 ATLAS AIR, INC.


                    FIRST SECURITY BANK NATIONAL ASSOCIATION
      Not in its individual capacity but solely as Owner Trustee under the
             Trust Agreement dated as of [          ], 199[ ] with
                  [                       ] as Owner Participant.


                            WILMINGTON TRUST COMPANY
                 Not in its individual capacity but solely as Mortgagee,
                     Pass Through Trustee and Subordination Agent


                           [                        ]
                              As Owner Participant


                       STANDARD & POOR'S RATINGS SERVICES

                                                                       Exhibit D


                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO OWNER TRUSTEE


                                                [          ], 199[ ]


To Each of the Parties Set Forth
in Schedule A Hereto

            Re:  Lease of One (1) Boeing Model 747-47UF Freighter Aircraft
                 with Manufacturer's Serial Number [   ] and U.S.
                 Registration Number [      ] by Atlas Air, Inc.

Dear Sir or Madam:

     We have acted as special counsel for First Security Bank, National Association, a national banking association, in its individual capacity ("First Security") and in its capacity as trustee (the "Owner Trustee") under Trust Agreement dated as of [ ], 199[ ] (the "Trust Agreement"), between it and [ ], as beneficiary (the "Owner Participant"), in connection with the transactions contemplated by the Participation Agreement (as defined below). Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Annex A to Participation Agreement dated as of [ ], 199[ ] among Atlas Air, Inc., as Lessee, the Owner Participant, First Security, not in its individual capacity except as provided therein, and as Owner Trustee, and Wilmington Trust Company, not in its individual capacity except as expressly provided therein, but solely as Mortgagee under the Trust Indenture, Subordination Agent under the Intercreditor Agreement and as Pass Through Trustee under each of the Pass Through Trust Agreements (the "Participation Agreement"). This opinion is furnished pursuant to Section 5.1.2(xiii)(D) of the Participation Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

     Based upon the foregoing, we are of the opinion that:

     (1) First Security is a national banking association duly organized, validly existing and in good standing under the laws of the United States, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Act and has the full power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it, in its individual capacity or as Owner Trustee, as the case may be, is a party and, as Owner Trustee, to issue, execute, and deliver and perform the Equipment Notes.

     (2) The Owner Trustee is the duly appointed trustee under the Trust Agreement and the Trust Agreement creates a legal and valid trust under the laws of the State of Utah; the trust created by the Trust Agreement has been duly created and exists for the benefit of the Owner Participant, and the Trust Agreement creates for the benefit of the Owner Participant the rights and interests in the Trust Estate which the Trust Agreement by its terms purports to create; and assuming the Trust Agreement was properly authorized, executed and delivered by the Owner Participant and that the terms of the Trust Agreement are not in violation of any laws, documents, judgments, regulations or other provisions applicable to the Owner Participant, the Trust Agreement constitutes, under the laws of the State of Utah, a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with its terms.

     (3) The Trust Agreement, the Participation Agreement, and each other Operative Agreement to which First Security or the Owner Trustee, as the case may be, is a party, and the Equipment Notes, have been duly authorized, executed and delivered by First Security, or the Owner Trustee, as the case may be, and assuming due authorization, execution and delivery by the other parties thereto is a legal, valid and binding obligation of First Security, or the Owner Trustee, as the case may be, enforceable in accordance with their respective terms.

     (4) The execution and delivery by First Security of the Trust Agreement and the Participation Agreement and the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party is not, and the performance by First Security, or the Owner Trustee, as the case may be, of its respective obligations under each such agreements will not be, inconsistent with the articles of association or by-laws of First Security, do not and will not contravene any federal law or law of the State of Utah, or any rule or regulation of the State of Utah or the federal governmental rule, or any judgment or order of which we have knowledge and which is applicable to it and do not and will not contravene any provision of, or result in the creation of any lien upon any property of First Security, or constitute a default under, any indenture, mortgage, contract or other instrument of which we have knowledge and to which First Security or the Owner Trustee is a party or by which either is bound or require the consent or approval of, the giving of notice to, or the registration with, or the taking of any action in respect of, or under federal law or the laws of the State of Utah or any subdivision or agency thereof.

     (5) There are no fees, taxes or other charges, except taxes imposed on fees payable to First Security, required to be paid under the laws, ordinances or regulations of the State of Utah or any political subdivision thereof, including, without limitation, Salt Lake City, in connection with the execution, delivery or performance by the Lessee, Owner Trustee, Mortgagee or any Participant of the Operative Agreements solely because First Security, or the Owner Trustee as the case may be, performs certain of its obligations under the Operative Documents in the State of Utah.

     (6) There are no pending or threatened actions or proceedings against or affecting First Security or the Owner Trustee, as the case may be, before any court, governmental authority or administrative agency which, if adversely determined, could materially adversely affect the right, power or ability, either in its individual capacity or as Owner Trustee, or both, as the case may be, to enter into or perform its obligations under the Operative Agreements.

     (7) The Trust Indenture (or financing statements or other notices with respect thereto) has been filed for record or recorded with the Division of Corporations and Commercial Code in the State of Utah and such offices are all the places in the State of Utah wherein such filing or recordation is necessary and no other actions or filings are necessary in the State of Utah to perfect the lien and security interest of the Mortgagee in the Trust Estate as against creditors of or purchasers from the Owner Trustee or the Lessee, or both.

     (8) The Owner Trustee has received such right, title and interest in and to the Aircraft as was conveyed to the Owner Trustee on the date hereof, subject to
(i) the rights of the Lessee under the Lease and the Lease Supplement; (ii) the beneficial interest of the Owner Participant in the Aircraft; and (iii) the Lien created pursuant to the Trust Indenture and the Trust Indenture Supplement; and to our knowledge there exist no Liens affecting the right, title or interest of the

Owner Trustee in and to the Trust Estate resulting from claims against First Security, not related to the ownership of the Trust Estate or the administration of the Trust Estate or any other transaction contemplated by the Operative Agreements.

     (9) Assuming that (i) the Aircraft is not physically located in the State of Utah at the commencement or termination of the Term, (ii) in connection with any sale of the Aircraft, such Aircraft will not be physically delivered in the State of Utah to a buyer, and (iii) the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes in accordance with Sections 671 through 678 of the Internal Revenue Code of 1986, as amended, there are no fees, taxes or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Mortgagee, the Lessee or any Participant of the Operative Agreements or in connection with the making by the Owner Participant of its investment in the Aircraft or its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Equipment Notes, and neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement within such State.

     (10) Neither a Utah court nor a federal court applying Utah law or federal law, if properly presented with the issue and after having properly considered such issue, would permit the Owner Participant to terminate the Trust Agreement, except in accordance with its terms.

     (11) Although there is no Utah case directly on point, under the laws of the State of Utah, so long as the Trust Agreement has not been terminated in accordance with its terms, creditors of any person that is an Owner Participant, holders of a lien against the assets of any such person that is an Owner Participant, such as trustees, receivers or liquidators (whether or not an insolvency proceeding has been commenced) (collectively the "Creditors") may acquire valid claims and liens, as to the Trust Estate, only against the rights of such Owner Participant under the Trust Agreement or in the Trust Estate, and do not have, and may not through the enforcement of such Creditors' rights acquire, any greater rights than such Owner Participant with respect to the Trust Agreement or the Trust Estate.

     The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

     A. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of First Security and Title 11 of the United States Code entitled "Bankruptcy". In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended; (ii) the Federal Aviation Act of 1958, as amended (except with respect to the opinion set forth in paragraph l above concerning the citizenship of First Security); or (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that such documents constitute legal, valid, binding and enforceable agreements under the laws of such state, as to which we express no opinion.

     B. The foregoing opinions regarding enforceability of any document or instrument are subject (i) except as otherwise set forth in the opinions in paragraphs 10 and l1, to applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. We call to your attention that bankruptcy courts are courts in equity with wide discretion in applying the provisions of the Bankruptcy Code.

     C. As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than First Security or the Owner Trustee, and is enforceable against each such party in accordance with their respective terms.

     D. The opinion in paragraph l above concerning the citizenship of First Security is based upon the facts contained in an affidavit of First Security, made by its authorized officer, which facts we have not independently verified.

     E. We have assumed that all signatures, other than those of the Owner Trustee or First Security, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us conform with the originals, which facts we have not independently verified.

     F. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

     G. We have made no investigation of, and express no opinion concerning, the nature of the title to any part of the equipment involved in these transactions or the priority of any mortgage or security interest.

     H. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

     I. In addition to any other limitation by operation of law upon the scope, meaning or purpose of this opinion, this opinion speaks only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) of changes of law or fact that may occur after the date hereof, even though the change may effect the legal analysis, a legal conclusion or any information contained herein.

     J. The opinions expressed in this letter are solely for the use of the parties which it is addressed in matters directly related to the Participation Agreement and the transactions contemplated thereunder and these opinions may not be relied on by any other persons or for any other purpose without our prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated.


                                Very truly yours,



                                RAY, QUINNEY & NEBEKER

                                   SCHEDULE A


First Security Bank, National Association

Atlas Air, Inc.

Wilmington Trust Company, individually and as Mortgagee

[                        ]

Standard & Poor's Ratings Services

Moody's Investors Service, Inc.

                                                              Exhibit E


                       FORM OF OPINION OF SPECIAL COUNSEL
                       TO MORTGAGEE AND LOAN PARTICIPANTS


                                                     [          ], 199[ ]


To Each of the Persons
Listed on Schedule A
Attached Hereto

                  Re:      Atlas Air, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), in connection with the Trust Indenture and Mortgage, dated as of [ ], 199[ ] (the "Trust Indenture"), between Wilmington Trust, as Mortgagee (the "Mortgagee"), and First Security Bank, National Association (the "Owner Trustee"). Pursuant to the Participation Agreement, dated as of [ ], 199[ ] (the "Participation Agreement"), among Atlas Air, Inc., as Lessee, [ ], as Owner Participant, the Owner Trustee, and Wilmington Trust, as Mortgagee under the Trust Indenture, Subordination Agent under the Intercreditor Agreement (as defined in the Participation Agreement), and Pass Through Trustee (as defined in the Participation Agreement), financing is being provided for the acquisition of one Boeing Model 747-47UF Aircraft bearing U.S. Registration Mark [ ]. This opinion is furnished pursuant to Section 5.1.2(xxiii)(E) of the Participation Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement or as defined in the Trust Indenture, except that reference herein to any instrument shall mean such instrument as in effect on the date hereof.

     We have examined executed counterparts, forms or copies otherwise identified to our satisfaction of the following documents:

     (a) The Participation Agreement;

     (b) The Trust Indenture and the Trust Indenture Supplement (the documents in paragraphs (a) and (b) above being collectively referred to as the "Mortgagee Documents"); and

     (c) The Equipment Notes being issued today and authenticated by the Mortgagee (the "Equipment Notes").

     We have also examined originals or copies of such other documents, such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein and such other instruments as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Mortgagee Documents.

     Based upon the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

                  1. Wilmington Trust has been duly incorporated and is validly existing as a Delaware banking corporation in good standing under the laws of the State of Delaware, is a citizen of the United States of America within the meaning of Section 40102(a)(15)(C) of Title 49, U.S.C., as amended, and has full corporate power, authority and legal right in its individual capacity, as Mortgagee, Pass Through Trustee, or Subordination Agent, as the case may be, to execute, deliver and perform the Mortgagee Documents, and to authenticate the Equipment Notes.

                  2. Each of Wilmington Trust, the Mortgagee, the Pass Through Trustee and the Subordination Agent, as the case may be, has duly authorized, executed and delivered each Mortgagee Document to which it is a party; each such document constitutes a legal, valid and binding obligation of Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, enforceable against Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, in accordance with its terms.

                  3. The execution, delivery and performance by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, of the Mortgagee Documents to which each is a party, the authentica-
          tion by the Mortgagee of the Equipment Notes and the consummation by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, of any of the transactions contemplated thereby are not in violation of the charter or by-laws of Wilmington Trust or of any law, governmental rule, or regulation of the State of Delaware or of any law, governmental rule, or regulation of the United States of America governing the banking or trust powers of Wilmington Trust or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Delaware or the United States of America relating to the banking or trust powers of Wilmington Trust.

                  4. Neither the execution and delivery by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, of the Mortgagee Documents to which each is a party, the authentication of the Equipment Notes, nor the consummation of any of the transactions by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust or under any Delaware law.

                  5. There are no taxes, fees or other charges (other than taxes payable by Wilmington Trust on or measured by any compensation received by Wilmington Trust for its services as Mortgagee, Subordination Agent or Pass Through Trustee) payable under the laws of the State of Delaware or any political subdivision thereof in respect of the execution and delivery by Wilmington Trust (in its individual capacity, as Mortgagee, Pass Through Trustee or Subordination Agent, as the case may be) of the Mortgagee Documents and the Equipment Notes, which taxes, fees or other charges would not have been imposed if Wilmington Trust were not a Delaware banking corporation and did not perform its obligations as Mortgagee under the Trust Indentures in the State of Delaware.

                  6. The Equipment Notes have been duly and validly authenticated by the Mortgagee in accordance with the Trust Indentures.

                  7. To the best of our knowledge, there are no proceedings pending or threatened against or affecting Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent in any court or before any governmental authority, agency or arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the right, power and authority of Wilmington Trust, the Mortgagee, the Pass Through Trustee, or the Subordination Agent, as the case may be, to enter into or perform its obligations under the Mortgagee Documents to which it is a party.

     The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

     A. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the banking and trust powers of Wilmington Trust. In addition, we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the Trust Indenture Act of 1939, as amended, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended (except with respect to the opinion set forth in paragraph l above concerning the citizenship of Wilmington Trust), (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws. Insofar as the foregoing opinions relate to the validity and enforceability in Delaware of the Mortgagee Documents which are expressed to be governed by the laws of any state other than the State of Delaware, we have assumed that such Mortgagee Documents constitute legal, valid, binding and enforceable documents under such laws (as to which we express no opinion).

     B. The foregoing opinions regarding enforceability of any document are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     C. We have assumed the due authorization, execution and delivery by each of the parties thereto (other than Wilmington Trust, the Mortgagee, the Pass Through Trustee and the Subordination Agent) of the Mortgagee Documents to which each is a party and that each of such parties has the full power, authority and legal right to execute and deliver each such document.

     D. The opinion set forth in paragraph l above concerning the citizenship of Wilmington Trust is based upon an affidavit of Wilmington Trust, made by its Vice President, the facts set forth in which we have not independently verified.

     E. We have assumed that all signatures (other than those of Wilmington Trust, the Mortgagee, the Pass Through Trustee and the Subordination Agent) on documents and instruments examined by us are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

     F. We have made no investigation of, and we express no opinion concerning the priority of any mortgage or security interest.

     G. We have assumed that the Participation Agreements and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

     This opinion may be relied upon by you in connection with the matters set forth herein. This opinion may also be relied upon by any transferee of a Note Holder, subject to the understanding that the opinions expressed herein are rendered as of the date hereof and only with respect to the laws, rules and regulations in effect as of such date. Otherwise, without our prior written consent, this opinion may not be relied upon by any person or entity for any purpose.


                                Very truly yours,

                                   SCHEDULE A


Lessee

Atlas Air, Inc.


Owner Participant

[                        ]


Owner Trustee

First Security Bank, National Association


Mortgagee, Pass Through Trustee and Subordination Agent

Wilmington Trust Company

Standard & Poor's Ratings Services

                                                                       Exhibit F


                           FORM OF OPINION OF SPECIAL
                          COUNSEL TO OWNER PARTICIPANT


                                                     [          ], 199[ ]

To Each of the Persons
Listed on Schedule A
Attached Hereto

                  Re:      Acquisition and Lease of one Boeing 747-47UF
                           Aircraft with FAA Registration Number [    ]

Ladies and Gentlemen:

     We have acted as special counsel to [ ], a Delaware corporation (the "Owner Participant"), in connection with the transactions contemplated by the Participation Agreement dated as of [ ], 199[ ] (the "Participation Agreement") among Atlas Air, Inc., as Lessee, [ ], as Owner Participant, First Security Bank, National Association, as Owner Trustee, and Wilmington Trust Company, as Mortgagee, Subordination Agent, and Pass Through Trustee. Capitalized terms used but not defined in this opinion letter shall have the meanings set forth in the Participant Agreement.

     We have examined the Owner Participant Agreements. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, certified or photostatic copies and the authenticity of the originals of such copies.

     The opinions contained in this opinion letter are subject to the following assumptions, limitations and qualifications:

     A. We have assumed (i) the due organization, existence and good standing of all parties to the Owner Participant Agreements (the "Parties"), (ii) the power and full legal right of the Parties under all applicable laws and regulations, without approvals, authorizations, consents or other orders of any public body or board, to execute, deliver and perform under the Owner Participant Agreements, (iii) the due authorization, execution and delivery by the Parties of the Owner Participant Agreements, (iv) that the Parties are not subject to any judg-ment, order, writ, injunction or decree of any court, arbitrator or governmental agency or instrumentality that prohibits or enjoins the execution, delivery or performance of any of the Owner Participant Agreements or any of the transactions contemplated by the Owner Participant Agreements and (v) the accuracy of the representations set forth in Section 6.2 of the Participation Agreement.

     B. The enforceability of the Owner Participant Agreements against Owner Participant may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, in the case of indemnity provisions contained therein, as limited by public policy considerations, and except that certain of the remedial provisions in the Lease and the Trust Indenture may be limited or rendered unenforceable by applicable laws, which laws, however, do not in our opinion make the remedies provided in such document inadequate for the practical realization of the benefits provided thereby.

     C. We express no opinion as to the availability of specific performance and/or injunctive relief or other equitable or provisional remedies in relation to enforcement of the Owner Participant Agreements.

     D. We express no opinion as to the priority of any security interests or as to title to any part of the Trust Estate.

     E. This opinion is given based on states of law, documentation and fact as they exist on the date hereof and we do not undertake to advise you of any changes which hereafter may be brought to our attention.

     F. The enforcement of any rights of any party is subject to any implied duty to act reasonably and in good faith.

     G. We express no opinions as to matters governed by (i) any Federal or state securities law, (ii) any Federal or state tax laws, or (iii) the Federal Aviation Act.

     Based on our examination described above, relying upon statements of fact contained in the documents we have examined and subject to the assumptions, limitations and qualifications expressed in this letter, we are of the opinion that:

          1. The Owner Participant Agreements constitute the legal, valid and binding obligations of Owner Participant, enforceable against Owner Participant in accordance with their respective terms.

          2. Neither the execution and delivery by Owner Participant of the Owner Participant Agreements nor the consummation of any of the transactions by Owner Participant contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect to any governmental authority or agency of the United States or the State of Delaware (except for filings pursuant to the Uniform Commercial Code, and except for compliance with the requirements of the Federal Aviation Act, as to which we express no opinion).

     We are licensed to practice law in the State of New York, and the opinions set forth in this opinion letter are limited to the application of the laws of the United States of America and the State of New York to the matters expressly covered by such opinions. This letter is furnished by us to you on the date hereof only in connection with the transactions contemplated by the Participation Agreement and may not be relied upon by any other person or entity.


                                Very truly yours,

                                   SCHEDULE 1


First Security Bank, National Association, as Owner Trustee


Atlas Air, Inc., as Lessee


Wilmington Trust Company, as Mortgagee


Wilmington Trust Company, as Subordination Agent


Wilmington Trust Company, as Pass Through Trustee

Standard & Poor's Ratings Services

                                                                     Exhibit G-1


                       FORM OF OPINIONS OF SPECIAL COUNSEL
                              IN OLKLAHOMA CITY, OK


                                                      [          ], 199[ ]


To the Addressees Listed on
Exhibit A Attached Hereto

                  Re:      Atlas Air, Inc. (the "Lessee")

Ladies and Gentlemen:

     Pursuant to Section 5.1.2(xxiii)(G) of the Participation Agreement dated as of [ ], 199[ ] (the "Participant Agreement") among the Lessee, [ ] as Owner Participant (the "Owner Participant"), the Loan Participants named therein (the "Loan Participants"), First Security Bank, National Association, as Owner Trustee (the "Owner Trustee") under Trust Agreement dated as of [ ], 199[ ] (the "Trust Agreement") with the Owner Participant, and Wilmington Trust Company, not in its individual capacity, except as expressly provided therein but solely as Mortgagee under the Trust Indenture (the "Mortgagee"), which provides for the financing of the purchase today by the Owner Trustee of the Boeing model 747-47UF aircraft with manufacturer's serial number [ ] and United States nationality and registration marks [ ] (the "Aircraft") and four General Electric model CF6-80C2B1F aircraft engines with manufacturer's serial numbers _______, _______, _______ and ________ (the "Engines") and the leasing of the
Aircraft and the Engines by the Owner Trustee to the Lessee, this opinion is rendered with respect to matters arising under that portion of Title 49 of the United States Code (the "Transportation Code") relating to the recordation of the instruments hereinafter described and the registration of the Aircraft pursuant to the Transportation Code. As contemplated by the Participant Agreement, title to the Aircraft has been conveyed by The Boeing Company to the Owner Trustee by an AC Form 8050-2 Aircraft Bill of Sale dated [ ], 199[ ] (the "FAA Bill of Sale"), the registration of the Aircraft will be accomplished by the filing with the Federal Aviation Administration (the "FAA") of an AC Form 8050-1 Aircraft Registration Application in the name of the Owner Trustee (the "Aircraft Registration Application"), the leasing of the Aircraft and the

Engines is pursuant to Lease Agreement dated as [ ], 199[ ] (the "Lease") between the Owner Trustee as lessor and the Lessee, as supplemented by Lease Supplement No. 1 dated [ ], 199[ ] (the "Lease Supplement"), and the creation of a security interest in the Aircraft and the Engines is pursuant to Trust Indenture and Mortgage dated as of [ ], 199[ ] (the "Trust Indenture") between the Owner Trustee and the Mortgagee, as supplemented by Trust Indenture and Mortgage Supplement dated [ ], 199[ ] (the "Trust Supplement").

     Based upon our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion and as were made available to us by the FAA, it is our opinion that:

               (a) the FAA Bill of Sale, the Trust Indenture with the Trust Supplement attached and the Lease with the Lease Supplement, the Trust Indenture and the Trust Supplement attached are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Transportation Code today at ______ P.M., C.D.T., ____ P.M., C.D.T. and _____ P.M., C.D.T., respectively;

               (b) the Aircraft Registration Application, to which were attached the Affidavits of the Owner Trustee and the Owner Participant required by Section 47.7(c)(2)(ii) of Part 47 of the Federal Aviation Regulations, and the Trust Agreement were duly filed with the FAA today at ______ P.M., C.D.T.;

               (c) the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft and the Engines are free and clear of all Liens (as such term is defined in the Lease) except the security interest created by the Trust Indenture, as supplemented by the Trust Supplement, and the interests of the parties created by the Lease, as supplemented by the Lease Supplement;

               (d) the Aircraft is eligible for registration in the name of the Owner Trustee under the Transportation Code, and the Aircraft will be duly registered by the FAA in the name of the Owner Trustee in due course pursuant to and in accordance with the provisions of the Transportation Code;

               (e) the rights of the Owner Trustee and the Lessee under the Lease, as supplemented by the Lease Supplement, with respect to the Aircraft and the Engines are perfected;

               (f) the Trust Indenture, as supplemented by the Trust Supplement, constitutes a valid, duly perfected first priority mortgage and security interest in favor of the Mortgagee in the Aircraft and the Engines and a valid, duly perfected first priority security interest in and collateral assignment of all of the right, title and interest of the Owner Trustee in, to and under the Lease, as supplemented by the Lease Supplement (insofar as such security interest and collateral assignment affect an interest covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation
          Code), subject only to the Lease, as supplemented by the Lease Supplement;

               (g) none of the Trust Indenture, the Trust Agreement, the Trust Supplement, the Lease or the Lease Supplement is required to be re-filed with the FAA or filed or recorded in any other place within the United States in order to perfect and maintain the perfection of the mortgage and security interest in the Aircraft and the Engines or the security interest in and collateral assignment of the Lease, as supplemented by the Lease Supplement created by the Trust Indenture, as supplemented by the Trust Supplement (insofar as such security interest and collateral assignment affect an interest covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code) under the applicable laws of any jurisdiction within the United States;

               (h) no other registration of the Aircraft and no filings or recordings (other than the filings and recordings with the FAA which have been effected) are necessary to perfect in any jurisdiction within the United States the Owner Trustee's title to the Aircraft, the first priority mortgage and security interest created by the Trust Indenture, as supplemented by the Trust Supplement, in the Aircraft and the Engines or the first priority security interest and collateral assignment created by the Trust Indenture, as supplemented by the Trust Supplement, in all right, title and interest of the Owner Trustee in and to the Lease, as supplemented by the Lease Supplement (insofar as such security interest and collateral assignment affect an interest covered by the recording system established by the FAA pursuant to Section 44107 of the Transportation Code); and

               (i) no authorization, approval, consent, license or order of, or registration or filing with, or the giving of notice to the FAA Aircraft Registry is required for the valid authorization, delivery or performance of the Lease, the Lease Supplement, the Trust Agreement, the Trust Indenture and the Trust Supplement except for such authorizations, approvals, consents, licenses, orders, registrations and notices as have been affected.

     No opinion is herein expressed as to: (i) laws other than the federal laws of the United States; (ii) the validity or enforceability under local law of the Trust Indenture, as supplemented by the Trust Supplement; or (iii) the recognition of the perfection of the mortgage, security interest and collateral assignment created by the Trust Indenture, as supplemented by the Trust Supplement, as against third parties in any legal proceedings outside the United States. In rendering this opinion, we were subject to the accuracy of FAA personnel in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Since our examination was limited to records maintained by the FAA Aircraft Registry, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code and possessory artisans' liens. In rendering this opinion, we have relied upon the opinion of the Aeronautical Center Counsel dated July 22, 1998 (a copy of which is attached hereto) and upon the past practice of the FAA which is consistent with said opinion.

     Although this opinion is not addressed to special counsel for the Loan Participants, special counsel for the Owner Participant or counsel for the Lessee, they may rely upon it as though addressed to them.


                                Very truly yours,



                                PRESTON G. GADDIS II
                                For the Firm

                                    EXHIBIT A


Atlas Air, Inc.,
     as Lessee


Loan Participants named in the Participation Agreement


First Security Bank, National Association, as Owner Trustee


[                        ]
     as Owner Participant


Wilmington Trust Company,
     as Mortgagee


Standard & Poor's Ratings Services

                                                                     Exhibit G-2


                              ___________, 199[ ]


To the Addresses Listed on
Exhibit A Attached Hereto

                  Re:      Atlas Air, Inc. (the "Lessee")

Ladies and Gentlemen:

     This letter confirms that the following described instruments were recorded by the Federal Aviation Administration (the "FAA") on ______________, 199_, and assigned the Conveyance Numbers noted below:

               (a) AC Form 8050-2 Aircraft Bill of Sale dated [ ], 199[ ] (the "FAA Bill of Sale") by The Boeing Company to First Security Bank, National Association, as Owner Trustee (the "Owner Trustee") under the Trust Agreement dated as of [ ], 199[ ], with [ ] as Owner Participant, covering the Boeing model 747-47UF aircraft with manufacturer's serial number [ ] and United States nationality and registration marks [ ] (the "Aircraft") was recorded as Conveyance No. P____________;

               (b) Trust Indenture and Mortgage dated as of [ ], 199[ ] (the "Trust Indenture") between the Owner Trustee and Wilmington Trust Company, not in its individual capacity except as expressly stated therein but solely as Mortgagee (the "Mortgagee"), to which was attached the Trust Indenture and Mortgage Supplement dated [ ], 199[ ] (the "Trust Supplement") of the Owner Trustee covering the Aircraft and the General Electric model CF6-80C2B1F aircraft engines with manufacturer's serial numbers ________, ________, _______ and ________
          (the "Engines"), was recorded as Conveyance No. P________; and

               (c) Lease Agreement dated as of [ ], 199[ ] (the "Lease") between the Owner Trustee as lessor and the Lessee, to which were attached Lease Supplement No. 1 dated [ ], 199[ ] (the "Lease Supplement") covering the Aircraft and the Engines, the Trust

          Indenture and the Trust Supplement, was recorded as Conveyance No. P____________.

     Subsequent to the recordations mentioned above, we examined the records maintained by the FAA with respect to the Aircraft and the Engines. Based upon such examination, it is our opinion that:

               (a) the FAA Bill of Sale, the Trust Indenture with the Trust Supplement attached and the Lease with the Lease Supplement, the Trust Indenture and the Trust Supplement attached have been duly recorded by the FAA pursuant to and in accordance with the provisions of Section 44107 of Title 49 of the United States Code;

               (b) the Owner Trustee is the owner of legal title to the Aircraft;

               (c) the Aircraft is duly registered in the name of the Owner Trustee pursuant to and in accordance with the provisions of Sections 44102 and 44103 of Title 49 of the United States Code; and

               (d) the Aircraft and the Engines are free and clear of all Liens (as such term is defined in Annex A to the Lease) except the security interest created by the Trust Indenture, as supplemented by the Trust Supplement, and the interests of the parties created by the Lease, as supplemented by the Lease Supplement.

     This opinion is subject to the same limitations and exceptions as were set forth in our opinion letter date [ ], 199[ ], covering the Aircraft and the Engines.


                                 Very truly, yours,



                                 PRESTON G. GADDIS II
                                 For the Firm

                                    EXHIBIT A


Atlas Air, Inc.,
     as Lessee


Loan Participants named in the Participation Agreement


First Security Bank, National Association, as Owner Trustee


[                         ],
     as Owner Participant


Wilmington Trust Company,
     as Mortgagee


Standard & Poor's Ratings Services